NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
2007 EMPLOYEES STOCK INCENTIVE PLAN
SELECTION OF AUDITORS
AUDIT COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
POST-EMPLOYMENT COMPENSATION
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL INFORMATION

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HEALTHCARE REALTY TRUST INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3310 WEST END AVENUE
SUITE 700
NASHVILLE, TENNESSEE 37203

April 4, 2007
TO OUR SHAREHOLDERS:

You are cordially invited to attend the 2007 annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held on Tuesday, May 15, 2007, at 10:00 a.m. (local time) at the Company’s executive offices at 3310 West End Avenue, Suite 700, Nashville, Tennessee.

Please read the enclosed 2006 Annual Report to Shareholders and Proxy Statement for the 2007 annual meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy, which is being solicited by the Board of Directors, as soon as possible so that your vote will be recorded. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

Sincerely,

David R. Emery
Chairman and Chief Executive Officer

IMPORTANT

COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY
AND RETURN IT PROMPTLY.

3310 WEST END AVENUE
SUITE 700
NASHVILLE, TENNESSEE 37203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 15, 2007

TO OUR SHAREHOLDERS:

The annual meeting of shareholders of Healthcare Realty Trust Incorporated (the “Company”) will be held on Tuesday, May 15, 2007, at 10:00 a.m. (local time) at 3310 West End Avenue, Suite 700, Nashville, Tennessee, for the following purposes:

(1) To elect three nominees as Class 2 directors for three-year terms;

(2) To act on a proposed Healthcare Realty Trust Incorporated 2007 Employees Stock Incentive Plan;

(3)	To ratify the appointment of the accounting firm BDO Seidman, LLP as independent auditors of the Company and its subsidiaries for the Company’s 2007 fiscal year; and

(4) To transact any other business that properly comes before the meeting or any adjournment thereof.

Holders of the Company’s Common Stock of record at the close of business on March 15, 2007 are entitled to vote at the meeting or at any adjournment of the meeting.

By order of the Board of Directors

David R. Emery
Chairman and Chief Executive Officer

Dated: April 4, 2007

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

3310 WEST END AVENUE
SUITE 700
NASHVILLE, TENNESSEE 37203

PROXY STATEMENT

This Proxy Statement contains information related to the annual meeting of shareholders to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 15, 2007, at 10:00 a.m. (local time) for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders on or about April 4, 2007.

If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees described in this Proxy Statement, (b) FOR the approval of the Healthcare Realty Trust Incorporated 2007 Employees Stock Incentive Plan, (c) FOR ratification of the appointment of the firm BDO Seidman, LLP as independent auditors of the Company and its subsidiaries and (d) FOR the recommendation of the Board of Directors on any other proposal that may properly come before the meeting. The Corporate Governance Committee of the Company’s Board of Directors selected the persons named as proxies in the enclosed proxy.

Shareholders who sign proxies have the right to revoke them at any time before they are voted by written request to the Company, and the giving of the proxy will not affect the right of a shareholder to attend the meeting and vote in person.

The close of business on March 15, 2007 has been fixed as the record date for the determination of shareholders entitled to vote at the meeting. As of the close of business on such date, the Company had 150,000,000 authorized shares of common stock, $.01 par value (the “Common Stock”), of which 47,820,217 shares were outstanding and entitled to vote. The Common Stock is the Company’s only outstanding class of voting stock.

Each share of Common Stock will have one vote on each matter to be voted upon at the meeting.

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes having three-year terms that expire in successive years. The current three-year term of the Class 2 directors expires at the 2007 annual meeting. The Board of Directors proposes that the nominees described below, all of whom have been nominated by the Board of Directors upon the recommendation of the Company’s Corporate Governance Committee and are currently serving as Class 2 directors, be re-elected to Class 2 to serve until the annual meeting of shareholders in 2010 or until their successors have been elected and take office. Each nominee has consented to be a candidate and to serve, if elected.

According to Maryland law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company’s Articles of Incorporation do not provide for cumulative voting and, accordingly, each shareholder may cast one vote per share of Common Stock for each nominee.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby for the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the Board of Directors upon the recommendation of the Corporate Governance Committee of the Board.

Class 2 Nominees

The nominees for election as Class 2 directors are:

			Director
Name	Age	Principal Occupation	Since

Marliese E. Mooney	77	Independent healthcare consultant, Fort Myers, Florida	1993
Edwin B. Morris III	67	Managing Director, Morris & Morse Company, Inc. (real estate financial consulting firm), Boston, Massachusetts	1993
John Knox Singleton	58	President and Chief Executive Officer, Inova Health Systems, Falls Church, Virginia; also a director of Washington Mutual Investors Fund (mutual fund), Washington, D.C., JP Morgan Value Opportunities Fund (mutual fund), Washington, D.C. and Virginia Tax Exempt Fund (mutual fund), Washington, D.C.	1993

Continuing Directors

The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated and until their successors are elected and take office. Shareholders are not voting on the election of the Class 1 and Class 3 directors.

			Director
Name	Age	Principal Occupation	Since

Class 3 — 2008
David R. Emery	62	Chairman of the Board of Directors and Chief Executive Officer of Healthcare Realty Trust Incorporated	1993
Batey M. Gresham, Jr.	72	Founder, Gresham, Smith & Partners (architects), Nashville, Tennessee; currently serves as a salaried employee of Gresham Smith in a marketing capacity, after retiring as a partner.	1993
Dan S. Wilford	66	Retired since November 2002; previously President and Chief Executive Officer, Memorial Hermann Healthcare System (hospital system), Houston, Texas; also a director of Sanders Morris Harris Group (investment firm), Houston, Texas, Southern National Bank of Texas, Houston, Texas and LHC Group, Inc. (home healthcare provider), Lafayette, Louisiana	2002

			Director
Name	Age	Principal Occupation	Since

Class 1 — 2009
Charles Raymond Fernandez, M.D.	63	Chief Executive Officer and Chief Medical Officer, Piedmont Clinic, Atlanta, Georgia	1993
Errol L. Biggs, Ph.D.	66	Director, Center for Health Administration and Director, Programs in Health Administration, University of Colorado; President, Biggs & Associates (consulting company), Castle Rock, Colorado	1993
Bruce D. Sullivan	66	Retired since October 2001; serving as a director of several small non-public companies and not-for-profit organizations; previously was managing partner of Nashville office of Ernst & Young LLP	2004

Except as indicated, each of the nominees and continuing directors has had the principal occupation indicated for more than five years.

The Board of Directors recommends that the shareholders vote FOR the election of all of the proposed nominees to the Board of Directors.

CORPORATE GOVERNANCE

Committee Membership

The Board of Directors has an Executive Committee, Corporate Governance Committee, Audit Committee, and Compensation Committee. The Board of Directors has adopted written charters for each committee, except for the Executive Committee, which are posted on the Company’s website (www.healthcarerealty.com) and are available in print to any shareholder who requests a copy.

All committee members are non-employee, independent directors, except David R. Emery, the Chairman of the Board and Chief Executive Officer of the Company. The following table sets forth the current members of the committees:

Corporate
Name	Executive		Governance	Audit		Compensation

Errol L. Biggs, Ph.D.			X	X
David R. Emery	(X	)
Charles Raymond Fernandez, M.D.						X
Batey M. Gresham, Jr.			X	X
Marliese E. Mooney				X
Edwin B. Morris III						(X	)
John Knox Singleton	X					X
Bruce D. Sullivan				(X	)
Dan S. Wilford	X		(X )

( )	Chairman, and in the case of the Audit Committee, the audit committee financial expert

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all officers, directors, and employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. The Code of Ethics is posted on the Company’s website (www.healthcarerealty.com) and is available in print free of charge to any shareholder who requests a copy. Interested parties may address a written request for a printed copy of the Code of Ethics to: Investor Relations, Healthcare Realty Trust Incorporated, 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203. The Company intends to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions by posting such information on its website.

Committee Duties

Executive Committee	No meetings in 2006

•	Acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company, except those matters that cannot by law be delegated by the Board.

Corporate Governance Committee	4 meetings in 2006

•	Reviews and implements the Corporate Governance Committee charter and reports to the Board.

•	Develops and implements policies and practices relating to corporate governance.

•	Monitors implementation of the Company’s Corporate Governance Principles.

•	Develops criteria for selection of members of the Board.

•	Seeks individuals qualified to become Board members for recommendation to the Board.

•	Evaluates the performance of individual directors.

Audit Committee	9 meetings in 2006

•	Reviews and implements the Audit Committee charter and reports to the Board.

•	Selects the Company’s independent audit firm (whose duty it is to audit the books and accounts and internal control over financial reporting of the Company and its subsidiaries for the fiscal year in which it is appointed) and has the sole authority and responsibility to approve all audit and audit-related fees and terms, as well as all significant permitted non-audit services by the Company’s independent auditors.

•	Meets with the auditors and management of the Company to review and discuss the scope of the audit and all significant matters related to the audit.

•	Reviews the adequacy and effectiveness of the Company’s internal control over financial reporting.

•	Reviews the financial statements and discusses them with management and the independent auditors.

•	Reviews and discusses policies with respect to the Company’s major financial risk exposure.

•	Reviews and discusses with management the information contained in the Company’s earnings press releases, and financial information provided to analysts and rating agencies.

Compensation Committee	5 meetings in 2006

•	Reviews and implements the Compensation Committee charter and reports to the Board.

•	Annually discusses and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers and key employees.

•	Establishes a general compensation policy for the Company and approves salaries paid to the Chief Executive Officer and other executive officers named in the Summary Compensation Table that appears under the section entitled “EXECUTIVE COMPENSATION” in this Proxy Statement.

•	Administers the Company’s restricted stock plans, bonus plans, retirement plans and employee stock purchase plans.

•	Determines, subject to the provisions of the Company’s plans, the directors, officers and employees of the Company eligible to participate in each of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

•	Gives consideration to the development and succession of executive officers and considers potential successors to the Chief Executive Officer.

Meeting Attendance

The Board of Directors held a total of five meetings in 2006. Each director attended at least 75% of the meetings of the Board and committees of the Board on which such director served. The Company has not adopted a formal policy regarding director attendance at annual meetings of shareholders, but encourages each member of the Board of Directors to attend. Two members of the Board attended the 2006 annual meeting of shareholders.

Non-Management Executive Sessions

Periodically, and no less frequently than semi-annually, the non-management directors meet in executive session. The non-management directors have appointed Edwin B. Morris III to preside over the non-management executive sessions. During 2006, the non-management directors held four executive sessions. Shareholders and other parties interested in communicating with the non-management directors as a group may do so by contacting Mr. Morris in writing c/o Healthcare Realty Trust Incorporated, 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203.

Director Education

The Corporate Governance Committee has adopted a set of guidelines that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board of Directors. Each director is expected to attend at least one ISS-accredited director education program during his or her three-year term as director. The Company pays for each director’s expenses incurred to attend accredited director education programs. Two directors attended ISS-accredited programs in 2006 and three directors attended ISS-accredited programs in 2005.

Security Holder Communication with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board of Directors or an individual director may do so by writing to Healthcare Realty Trust Incorporated, 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, Attention: Secretary. The Secretary of the Company will review all such correspondence and will regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

Independence of Directors

The Board of Directors has adopted a set of Corporate Governance Principles, addressing, among other things, standards for evaluating the independence of the Company’s directors. The full text of the Principles can be found in the Corporate Governance section of the Company’s website (www.healthcarerealty.com). A copy may also be obtained upon request from the Company’s Secretary.

Pursuant to the Principles, the Board undertook its annual review of director independence in January 2007. During this review, the Board considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its subsidiaries, affiliates and equity investors. The Board also examined transactions and relationships between directors or their affiliates and members of the senior management or their affiliates. As provided in the Principles, the purpose of this review was to determine whether any such relationship or transaction was inconsistent with a determination that a director is independent.

To aid in making its annual review of director independence, the Board has adopted categorical standards for determining independence. A director is independent unless:

•	The director is or has been an employee of the Company within the past three years or has an immediate family member that is or has been an executive officer of the Company within the past three years;

•	The director, or his or her immediate family member, has received more than $100,000 per year within any of the past three years in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(A) The director, or his or her immediate family member, is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such firm; (C) the director has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director, or his or her immediate family member, was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

•	The director, or his or her immediate family member, has been employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee within the past three years;

•	The director is a current employee, or has an immediate family member that is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such company’s consolidated gross revenues within the past three years; or

•	The director has any other material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the standards adopted pursuant to the Principles with the exception of David R. Emery, who is employed by the Company as its Chief Executive Officer and is therefore not independent.

Director Nominee Evaluation Process

The Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance. As part of its duties, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. A copy of the Corporate Governance Committee’s charter can be found in the Corporate Governance section of the Company’s website (www.healthcarerealty.com).

Once the Corporate Governance Committee has identified a prospective nominee, the Committee reviews the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. The Committee then evaluates the prospective nominee against the following standards and qualifications:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	Whether the prospective nominee would meet the Company’s criteria for independence as required by the New York Stock Exchange;

•	The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Principles; and

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines after considering the recommendation and report of the Committee.

Shareholder Recommendation or Nomination of Director Candidates

The Company has not received any shareholder recommendations of director candidates with regard to the election of directors covered by this Proxy Statement or otherwise. The Corporate Governance Committee has not specifically adopted a policy regarding the consideration of shareholder nominees for directors, but its general policy is to welcome and consider any recommendations for future nominees. The Corporate Governance Committee will consider for nomination as director of the Company any director candidate recommended or nominated by shareholders in accordance with the process outlined below.

Shareholders wishing to recommend candidates for consideration by the Corporate Governance Committee may do so by providing the candidate’s name, qualifications and other pertinent information in writing to the Corporate Governance Committee, c/o Secretary, Healthcare Realty Trust Incorporated, 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203.

Such information should include:

•	The name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated;

•	A representation that the shareholder is a holder of record or a beneficial holder of stock of the Company entitled to vote at the meeting (including the number of shares the shareholder owns and the length of time the shares have been held) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	A description of all relationships, arrangements, and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors, including the candidate’s name, biographical information, and qualifications; and

•	The written consent of each nominee to serve as a director of the Company if so elected, with such written consent attached thereto.

The Bylaws of the Company provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors subject to the following notice requirements. This is the procedure to be followed for direct nominations, as opposed to recommendation of nominees for consideration by the Corporate Governance Committee. To be timely for the 2008 annual meeting, such notice must be received by the Company at its executive offices no earlier than November 4, 2007 nor later than December 4, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth as of January 31, 2007 the beneficial ownership of the Company’s equity securities in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This means that all Company securities over which the directors, nominees and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned.

	Common		Percent of
	Shares		Common Shares
	Beneficially		Beneficially
Name of Beneficial Owner	Owned(1)		Owned

David R. Emery	959,629	(2)(3)	2.01%
J.D. Carter Steele	31,380	(4)	*
Scott W. Holmes	25,713	(5)	*
John M. Bryant, Jr.	12,676	(6)	*
B. Douglas Whitman, II	3,668	(7)	*
Charles Raymond Fernandez, M.D.	11,001	(8)	*
Errol L. Biggs, Ph.D.	5,871	(9)	*
Marliese E. Mooney	6,489	(10)	*
Edwin B. Morris III	6,148	(11)	*
John Knox Singleton	20,873	(11)(12)	*
Batey M. Gresham, Jr.	6,335	(11)	*
Dan S. Wilford	8,096	(13)	*
Bruce D. Sullivan	3,000	(14)	*

All executive officers and directors as a group (13 persons)	1,100,879		2.30%
The Vanguard Group, Inc.	2,782,388	(15)	5.82%
Schafer Cullen Capital Management, Inc. and Cullen Capital Management, LLC	2,980,927	(16)	6.24%

*	Less than 1%

(1)	Pursuant to the rules of the Securities and Exchange Commission, restricted shares of Common Stock that the recipient does not have the ability to vote or to receive dividends on are not included.

(2)	Includes 143,352 shares owned by the Emery Family Limited Partnership and 1,448 shares owned by the Emery Family 1993 Irrevocable Trust. Mr. Emery is a limited partner of the partnership and a beneficiary of the trust, but has no voting or investment power with respect to the shares owned by such partnership or trust.

(3)	Includes 814,829 shares of stock granted pursuant to the Company’s 1993 Employees Stock Incentive Plan and its 2003 Employees Restricted Stock Incentive Plan of which 773,757 are shares of restricted stock.

(4)	Includes 1,000 shares owned by Mr. Steele’s wife and 27,657 shares of restricted stock granted pursuant to the Company’s 1993 Employees Stock Incentive Plan and its 2003 Employees Restricted Stock Incentive Plan. Mr. Steele retired as the Company’s Senior Vice President and Chief Operating Officer effective March 1, 2007.

(5)	Includes 23,403 shares of restricted stock granted pursuant to the Company’s 1993 Employees Stock Incentive Plan and its 2003 Employees Restricted Stock Incentive Plan.

(6)	Includes 11,822 shares of restricted stock granted pursuant to the Company’s 1993 Employees Stock Incentive Plan and its 2003 Employees Restricted Stock Incentive Plan.

(7)	Includes 2,085 shares of restricted stock granted pursuant to the Company’s 1993 Employees Stock Incentive Plan and its 2003 Employees Restricted Stock Incentive Plan. Mr. Whitman was not an executive officer in 2006, but was appointed as such by the Board of Directors in the first quarter of 2007.

(8)	Includes 5,616 shares of stock granted pursuant to the Company’s 1995 Restricted Stock Plan for Non-Employee Directors of which 3,150 are shares of restricted stock.

(9)	Includes 5,606 shares of stock granted pursuant to the Company’s 1995 Restricted Stock Plan for Non-Employee Directors of which 3,150 are shares of restricted stock.

(10)	Includes 5,489 shares of stock granted pursuant to the Company’s 1995 Restricted Stock Plan for Non-Employee Directors of which 3,150 are shares of restricted stock.

(11)	Includes 5,648 shares of stock granted pursuant to the Company’s 1995 Restricted Stock Plan for Non-Employee Directors of which 3,150 are shares of restricted stock.

(12)	Of these shares, 2,267 are held in trust by Mr. Singleton for the benefit of his minor children, 602 are held jointly with Peggy T. Singleton, Mr. Singleton’s wife, 9,658 are owned by Mr. Singleton’s wife, 500 are held by Mr. Singleton in a living trust, and 1,906 are owned in an IRA.

(13)	Includes 3,450 shares of stock granted under the Company’s 1995 Restricted Stock Plan for Non-Employee Directors, of which 3,150 are shares of restricted stock.

(14)	Includes 3,000 shares of stock granted under the Company’s 1995 Restricted Stock Plan for Non-Employee Directors, all of which are restricted.

(15)	This information is based on a Schedule 13G filed as of December 31, 2006 by The Vanguard Group, Inc., an investment firm, located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc., reported that it possesses the sole power to vote and/or dispose of 2,782,388 shares of the Company’s Common Stock.

(16)	This information is based on a Schedule 13G filed as of December 31, 2006 by Schaffer Cullen Capital Management, Inc., an investment firm, located at 645 Fifth Avenue, Suite 700, New York, New York 10022. Schaffer Cullen Capital Management, Inc., reported that it possesses the sole power to vote and/or dispose of 2,829,777 shares of the Company’s Common Stock and its affiliate, Cullen Capital Management, LLC, possesses the sole power to vote and/or dispose of 151,150 shares of the Company’s Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and greater than 10% shareholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during 2006.

During 2006, based upon a review of these filings and written representations from the Company’s directors and executive officers, the Company believes that all reports required to be filed with the SEC by Section 16(a) during the most recent fiscal year have been timely filed.

2007 EMPLOYEES STOCK INCENTIVE PLAN

The Company is asking the shareholders to approve the Healthcare Realty Trust Incorporated 2007 Employees Stock Incentive Plan (the “Incentive Plan”). The Board, upon the recommendation of the Compensation Committee, adopted the Incentive Plan on January 23, 2007, subject to shareholder approval. The existing 2003 Employees Restricted Stock Incentive Plan will be superseded by the Incentive Plan.

Reasons for the Incentive Plan

The purpose of the Incentive Plan is to advance the Company’s interests and the interests of its shareholders by attracting, retaining, and motivating employees who will be responsible for the long-term success and development of the Company. The Incentive Plan offers such employees incentives to put forth maximum efforts for the success of the business and affords them the opportunity to acquire a proprietary interest in the Company through stock ownership and other performance-based rights.

The Company recently announced the planned sale of its senior living assets, which will result in a reset of the quarterly dividend to a lower amount that will be commensurate with the remaining, smaller asset base. Because the Company’s current incentive stock plan benchmarked a dividend payment that corresponded to the larger portfolio that existed in 2004, the Company believes that the current program will not fulfill its intended purpose to create long-term incentives to Company employees. Accordingly, the Company has designed a new plan that it believes will provide meaningful incentives to its employees to put forth maximum efforts to grow the Company’s business.

Description of the Plan

A copy of the Incentive Plan is attached to this Proxy Statement as Annex A and is incorporated herein by reference. The description below is a summary and not intended to be a complete description of the Incentive Plan. Please read the Incentive Plan for more detailed information.

Plan Administration and Eligibility

The Incentive Plan is administered by the Compensation Committee. In administering the Incentive Plan, the Compensation Committee will determine, among other things: (i) individuals to whom grants of awards will be made; (ii) the type and size of awards; and (iii) the terms of an award which may include a vesting schedule, restrictions or performance criteria, and deferral opportunity. The Compensation Committee may also construe and interpret the Incentive Plan.

All employees of the Company, or any subsidiary, partnership or limited liability company in which the Company owns a majority interest, and any director, consultant or other independent contractor providing services to the Company are eligible to receive awards under the Incentive Plan. At December 31, 2006, the Company had 201 employees.

Shares Available for Issuance

The Incentive Plan provides that 2,390,272 shares of Common Stock, in the aggregate, will be available for the granting of awards under the Incentive Plan. The Common Stock subject to the Incentive Plan will be authorized but unissued shares or issued shares that have been reacquired by the Company. Pursuant to the Incentive Plan, the number and kind of shares to which awards are subject may be appropriately adjusted in the event of certain changes in capitalization of the Company, including stock dividends and splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares, and certain distributions and repurchases of shares. With respect to any award under the Incentive Plan which expires or terminates without having been exercised in full or is forfeited, the shares (including restricted stock) associated with such award will again become available for issuance pursuant to other awards under the Incentive Plan.

Awards under the Plan

Restricted Stock and Restricted Stock Units

Subject to the limitations of the Incentive Plan, the Compensation Committee may grant restricted stock or restricted stock units to eligible employees. Restricted stock awards are shares of Common Stock that are subject to restrictions on transfer or other incidence of ownership and forfeiture conditions which lapse based solely on continued employment with the Company for specified periods or based on the achievement of specified performance standards, in either case, as determined by the Compensation Committee. Restricted stock units are awards denominated in units of Common Stock that are non transferable and subject to forfeiture until specific conditions established by the Compensation Committee are satisfied. Grantees of restricted stock will have voting rights with respect to the restricted stock and shall receive dividends thereunder. Grantees of restricted stock units do not have shareholder voting rights and do not receive dividend payments. Forfeiture conditions of restricted stock awards or restricted stock units may be performance or nonperformance based, or a combination thereof, at the sole discretion of the Compensation Committee.

Performance Awards

The Compensation Committee may grant performance awards to eligible employees. Each performance award will specify the performance goals, performance period and the number of performance units granted. The performance units will also be subject to such other restrictions and conditions as the Compensation Committee deems appropriate. The performance period will not be more than ten years, as determined by the Compensation Committee. If the Compensation Committee determines that the performance goals have been met, the employee will be entitled to the appropriate payment provided in the award. At the option of the Compensation Committee, payment may be made in shares of Common Stock, in cash, or a combination of cash and shares of Common Stock. The award of performance units does not create any rights in such employee as a shareholder of the Company.

Unless the Compensation Committee determines otherwise, if an employee’s employment terminates by reason of death or disability prior to the expiration of the performance period applicable to any performance unit then held by the employee, all restrictions pertaining to such performance units shall lapse and the employee will be entitled to the full amount of any award of performance units. Unless the Compensation Committee determines otherwise, upon termination for any other reason, all performance units are terminated.

Change in Control

Generally, in the event of a Change in Control (as defined in the Incentive Plan or in the agreement evidencing an award under the Incentive Plan) of the Company, all restrictions on restricted stock and restricted stock units lapse and outstanding performance units become fully vested and immediately payable to the employee, unless the surviving entity assumes the Company’s obligations under the awards.

Amendments and Termination

The Board may at any time, terminate, and from time to time, amend or modify the Incentive Plan. Any such action of the Board generally may be taken without the approval of the shareholders, but the Board may make any material revision to the Plan only if shareholder approval is not required by applicable law or the rules of the New York Stock Exchange. In no event may an amendment to the Incentive Plan increase the number of shares of Common Stock reserved for issuance thereunder or change the class of persons eligible to receive awards under the Incentive Plan without the approval of the shareholders.

The Incentive Plan will continue until terminated by the Board.

Federal Income Tax Considerations

The following discussion briefly describes the federal income tax consequences generally applicable to employees and the Company with respect to awards under the Incentive Plan. It is not intended to be a complete discussion of the federal income tax consequences of participation in the Incentive Plan and is qualified in its entirety by reference to the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations adopted under the Code.

Restricted Stock

In the absence of an election under Section 83(b) of the Code (a “Section 83(b) election”), an employee who receives restricted stock will recognize no income at the time of issuance. When the restriction period expires with respect to shares of restricted stock, an employee will recognize ordinary income equal to the fair market value of the Common Stock as of the date the restrictions expire over the amount paid for such Common Stock (if any). The employee’s basis for the Common Stock is equal to the amount included in income on the expiration of the restriction period plus the amount paid (if any), and the holding period begins just after the restriction period ends. Any disposition of the Common Stock will result in a long-term or short-term capital gain or loss (depending upon the time the shares are held after the end of the restriction period). Dividends received by an employee on restricted stock constitute ordinary income in the year received. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by an employee at the time such income is included in the employee’s income, and is also entitled to a deduction for dividends paid to the employee on shares of Common Stock which remain subject to restrictions.

If a Section 83(b) election is made within 30 days of the initial award of restricted stock, the restricted stock is treated, for tax purposes, as though the restriction period did not apply. Thus, the employee must include the excess of the fair market value of the Common Stock (computed without regard to the restrictions) on the date of the issuance over the amount paid for the Common Stock, if any, as ordinary income and the holding period begins just after such award date. The Company is entitled to a corresponding deduction for the grant, but dividends on the restricted stock would not be deductible. Any subsequent disposition of the Common Stock by the employee, other than by forfeiture, would result in capital gain or loss, which would be long-term or short-term depending upon the holding period. No deduction is permitted to an employee who has made the Section 83(b) election and who subsequently forfeits the restricted stock, other than a deduction for the amount (if any) the employee paid for the restricted stock, which is treated as a long-term or short-term capital loss, depending upon the holding period. In such case, the Company would be required to include as ordinary income the amount of the deduction it claimed with respect to the restricted stock.

Performance Awards

Generally, performance awards granted to an employee will be taxable to the employee in the amount of cash and the fair market value of Common Stock received. The Company will be entitled to a deduction for such amount at the time it is includable in the income of the employee.

Treatment as Deferred Compensation

Restricted stock units or other awards under the Incentive Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Section 409A requirements include the timing of elections to defer, the timing of distributions and certain prohibitions on the acceleration of distributions. If these requirements are not met, the amounts deferred will generally be subject to immediate tax in the year the amounts are vested, imposition of an additional 20% income tax in addition to ordinary income taxes and interest at the underpayment rate plus 1%. The Compensation Committee has authority to interpret the Incentive Plan in favor of compliance with Section 409A.

Adoption of Incentive Plan

The affirmative vote of a majority of the votes cast on the proposal is required to approve the Incentive Plan; provided that the number of votes cast on the proposal represents at least 50% of the shares entitled to vote thereon.

The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under New York Stock Exchange rules, the proposal to shareholders to approve the Incentive Plan is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on this item may not vote on the Incentive Plan. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum. With respect to the proposal of the adoption of the Incentive Plan, abstentions and broker non-votes will not be counted as votes cast so they could prevent the Company from satisfying the requirement that the number of votes cast with respect to the Incentive Plan represents at least 50% of the shares entitled to vote thereon.

The Board of Directors recommends a vote FOR the approval of the Healthcare Realty Trust Incorporated
2007 Employees Stock Incentive Plan.

SELECTION OF AUDITORS

The Audit Committee has appointed BDO Seidman, LLP, Certified Public Accountants, as the Company’s independent auditors for the fiscal year 2007. Representatives of this firm are expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year 2007. If the appointment is not ratified, the matter will be referred to the Audit Committee for further review. Abstentions as to this proposal will have no effect on the outcome of the vote.

Audit and Non-Audit Fees

The following tables present fees for professional audit services rendered by BDO Seidman, LLP and related expenses in 2006 and 2005 for the audit of the Company’s annual Consolidated Financial Statements for the last two years.

	2006	2005

BDO Seidman, LLP
Audit fees	$576,296	$580,983
Audit-related fees(1)	$7,905	$0
Tax fees	$0	$0
All other fees	$0	$0

Total	$584,201	$580,983

(1)	Such services consisted of a review of the Company’s response to a comment letter received from the Securities & Exchange Commission regarding disclosure items in the Company’s 2005 Annual Report on Form 10-K.

All services provided by the Company’s independent auditor were approved by the Audit Committee, which concluded that the provision of such services by BDO Seidman, LLP was compatible with the maintenance of such accounting firm’s independence in the conduct of its auditing functions.

For the purpose of insuring the continued independence of BDO Seidman, LLP, the Company determined that its independent auditors will not provide consulting services to the Company. Additionally, the charter of the Audit Committee provides that the Audit Committee must pre-approve all services to be provided by the auditor. Proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

Change in Independent Auditors

On July 11, 2005, BDO Seidman, LLP was engaged as the Company’s independent auditors to audit the Company’s Consolidated Financial Statements for each of the three years ended December 31, 2002, 2003 and 2004, and was subsequently engaged to audit the Company’s Consolidated Financial Statements for the year ended December 31, 2005. BDO Seidman, LLP has completed each of these financial statement audits and has issued an unqualified opinion on the Consolidated Financial Statements for each of those years. With respect to BDO Seidman, LLP’s responsibility to audit management’s assessment and opinion on Management’s Report on Internal

Control Over Financial Reporting as of December 31, 2004, BDO Seidman, LLP was unable to express an opinion on either management’s assessment of, or on the effectiveness of, the Company’s internal control over financial reporting as of December 31, 2004, because its engagement to audit management’s assessment commenced subsequent to December 31, 2004. As a result, BDO Seidman, LLP was unable to obtain sufficient contemporaneous evidence necessary to express an opinion. BDO Seidman, LLP has issued an opinion, and attested to management’s assessment, that the Company’s system of internal control over financial reporting was effective as of December 31, 2005 and 2006.

During the years ended December 31, 2005 and 2006, there were no disagreements with BDO Seidman, LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference thereto in its reports on the Company’s Consolidated Financial Statements for such years. The Company did not consult BDO Seidman, LLP prior to its engagement regarding the application of accounting matters or principles, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events of the type set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. Prior to the engagement of BDO Seidman, LLP, the Company authorized the Company’s previous auditors Ernst & Young LLP, and KPMG LLP to discuss with BDO Seidman, LLP any and all matters relating to the independent auditor relationships between the Company and Ernst & Young LLP and KPMG LLP and to respond fully to their inquiries.

The Company had an 11-year relationship with Ernst & Young LLP as the Company’s auditors. Following the 2003 audit by Ernst & Young LLP, the Audit Committee decided to interview other accounting firms, along with Ernst & Young LLP, with regard to audit services for 2004 and selected KPMG LLP to audit the Consolidated Financial Statements as of and for the year ended December 31, 2004. KPMG LLP was appointed by the Audit Committee as the Company’s independent auditors on March 17, 2004 and was subsequently dismissed by the Audit Committee on June 7, 2005. KPMG LLP did not complete its audit of the Company’s Consolidated Financial Statements as of and for the year ended December 31, 2004, and, therefore, has not issued an audit report with respect to that audit.

During the year ended December 31, 2004 and through June 7, 2005, the date of dismissal, there were no disagreements with KPMG LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference thereto in its reports on the Company’s Consolidated Financial Statements for such year.

KPMG LLP raised certain issues with respect to the accounting for two properties managed by a single operator. KPMG LLP advised the Company that it believed that these transaction structures created two variable interest entities, or “VIEs,” within the meaning of FIN 46R, which would require operations of the VIEs to be consolidated into the Company’s Consolidated Financial Statements. Upon re-examination of the transaction and subsequent to KPMG LLP’s dismissal, the Company concluded that the transaction structures are VIEs and restated its previously issued Consolidated Financial Statements to reflect the consolidation of the operations of these entities.

On May 25, 2005, the Audit Committee received a letter from KPMG LLP informing the committee that, as a result of its findings concerning the VIE’s, KPMG LLP no longer had confidence in the ability of current financial management, who sign the management representation letter, to determine that the Company’s Consolidated Financial Statements are fairly presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”). KPMG LLP further informed the Audit Committee that its assertion was based on competence and not integrity. At that point, in May 2005, KPMG LLP advised the Company that it was ceasing work on the audit for the year ended December 31, 2004 until appropriate remedial action was taken to provide assurance to KPMG LLP that the Company’s Consolidated Financial Statements are fairly presented in conformity with GAAP. The Company and its Audit Committee disagree with KPMG LLP’s characterization regarding the competence of financial management. At no time have Ernst & Young LLP or BDO Seidman, LLP made any similar assertions with respect to the Company’s financial management.

KPMG LLP also informed the Company that it believed that it had identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2004. Management of the Company agreed with this assessment and concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2004.

The Board recommends that the shareholders vote FOR ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors of the Company consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange. Audit Committee members may serve on the audit committees of no more than three public companies.

Pursuant to the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC, the Company must disclose which members, if any, of the Audit Committee are “audit committee financial experts” (as defined in the SEC’s rules). The Company’s Board of Directors has determined that Bruce D. Sullivan, the chairman of the Audit Committee, meets the criteria to be an “audit committee financial expert.”

The Company’s management has primary responsibility for preparing the Company’s Consolidated Financial Statements and implementing internal controls over financial reporting. The Company’s 2006 independent auditors, BDO Seidman, LLP, are responsible for expressing an opinion on the Company’s Consolidated Financial Statements and on the effectiveness of its internal control over financial reporting.

The role and responsibilities of the Audit Committee are set forth in its charter which has been approved by the Board and is available on the Company’s website.

As more fully described in its charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the Consolidated Financial Statements and the reporting process. The Company’s independent auditors are responsible for performing an audit of the Company’s Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States of America) and expressing an opinion on the conformity of the Consolidated Financial Statements to accounting principles generally accepted in the United States of America The internal auditor is responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

To fulfill its responsibilities, the Audit Committee has met and held discussions with management and the independent auditors concerning the Consolidated Financial Statements for the fiscal year ended December 31, 2006. Management represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the independent auditors. The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”).

In addition, the Audit Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. The Audit Committee discussed with the internal auditor the Company’s internal controls and reporting procedures. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Based on the Audit Committee’s review of the audited Consolidated Financial Statements and discussions with management and BDO Seidman, LLP, as described above and in reliance thereon, the Audit Committee recommended to the Company’s Board of Directors that the audited Consolidated Financial Statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Bruce D. Sullivan (Chairman)
Marliese E. Mooney
Errol L. Biggs, Ph.D.
Batey M. Gresham, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is composed entirely of non-employee, independent directors, administers the Company’s executive compensation programs. In performing its duties, the Compensation Committee:

•	Reviews and implements the Compensation Committee charter and reports to the Board.

•	Annually discusses and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers and key employees.

•	Establishes a general compensation policy for the Company and approves salaries paid to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”) and fees paid to directors. The Named Executive Officers are the Company’s only executive officers. B. Douglas Whitman, II does not appear in the Summary Compensation Table in this Proxy Statement because he was appointed a Named Executive Officer in the first quarter of 2007.

•	Administers the Company’s restricted stock plans, bonus plans, retirement plans and employee stock purchase plans.

•	Determines, subject to the provisions of the Company’s plans, the directors, officers and employees of the Company eligible to participate in each of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

•	Gives consideration to the development and succession of executive officers and considers potential successors to the Chief Executive Officer.

Comprehensive Compensation Policy

The Company’s principal measures of corporate success are growth in funds from operations (“FFO”) and funds available for distribution (“FAD”) and reducing the percentage of FFO and FAD used to pay dividends (the “Dividend Payout Percentage”).

The Company’s long-term incentive compensation program is designed to link compensation to the Company’s overall performance in achieving these goals. Since inception, the Company has used restricted stock grants as the primary means of delivering long-term incentive compensation to its officers. The Company has not granted stock options or similar rights to its management group. The program does not consider individual performance in setting compensation, although the Compensation Committee could choose to reward outstanding individual performances. All elements of officer compensation are, to the greatest extent possible, formula based, which management believes reduces the acrimony that differences in compensation among individuals can produce and concentrates the attention of the management group on Company-wide performance goals. Awards under the Company’s restricted stock plans have reflected the Company’s evolving status into an operating entity with greater emphasis on managing and replacing a maturing portfolio by providing incentives to all of its officers who will direct their individual and collective efforts toward insuring the continued successful delivery of dividends to shareholders.

The Compensation Committee believes that the compensation of the Company’s officers, including the Named Executive Officers, should provide a competitive level (but less than top of the market) of total compensation necessary to attract and retain talented and experienced officers, and motivate them to contribute to the Company’s success. To date, the Compensation Committee believes that this approach has been successful in retaining officers. Officers share in the Company’s success through increasing stock ownership.

The Company’s compensation program for its officers consists of three key elements:

•	Short-term compensation consisting of annual base salaries competitive with that paid to officers in comparable positions at comparable real estate companies;

•	Long-term equity-based compensation based on achievement of the Company’s long-term goals and elective deferral of cash compensation in the form of restricted stock; and

•	Certain perquisites designed to improve the performance of the Named Executive Officers.

Compensation Methodology

Compensation Committee’s Governance.  The Compensation Committee approves salaries and makes other compensation decisions for the Named Executive Officers and the Company’s directors. Salaries and other compensation decisions for all other officers and employees are made by management within the parameters of the Company’s compensation policies and plans.

The Compensation Committee meets four times a year in conjunction with the quarterly meetings of the full Board of Directors and more often if necessary. Prior to each regular meeting, members of the Company’s management send material to each of the Compensation Committee members, including minutes of the previous meeting, an agenda and recommendations for the upcoming meeting, and other materials relevant to the agenda items. During 2006, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, and outside legal counsel also attended the Compensation Committee meetings. These officers provide information to the Compensation Committee concerning the employees of the Company, discuss performance measures relating to officer compensation and discuss with the Compensation Committee the Company’s compensation of its officers. After every quarterly meeting, the Compensation Committee holds an executive session consisting only of the committee members and frequently holds executive sessions with the Chief Executive Officer.

The Compensation Committee retains a compensation consultant, who advises it regarding market trends and practices in executive compensation and with respect to specific compensation decisions. The consultant also provides, at the Compensation Committee’s request, a market survey containing data on the levels of compensation at comparable real estate companies. The consultant may also attend Compensation Committee meetings at the Committee’s request. The consultant attended one of the committee’s five meetings in 2006.

In 2006, management began a practice of using comprehensive executive compensation spreadsheets (“tally sheets”) that set forth the Company’s total compensation obligations to its Named Executive Officers under various scenarios. The tally sheets for each Named Executive Officer are distributed to the members of the Compensation Committee for discussion and are used in the preparation of the compensation tables in this Proxy Statement.

The Compensation Committee reviews and approves, in advance, employment, severance or similar arrangements or payments to be made to any Named Executive Officer. The Compensation Committee receives reports from the Company’s management pertaining to compensation for all other officers. The Compensation Committee annually reviews all of the perquisites paid to the Named Executive Officers, as well as their compliance with the Company’s policies regarding perquisites.

Compensation Consultant.  In May, 2006, the Compensation Committee engaged Ernst & Young LLP, Atlanta, Georgia, as an outside compensation consultant to provide the following consulting services:

•	A review of the competitiveness of the compensation amounts currently offered by the Company to its officers, including an examination of base salary, annual and long-term incentives.

•	A review of the financial efficiency and alignment to business strategy of the Company’s executive compensation programs, including an examination of the Company’s dilution profile (shares reserved for issuance, annual share usage, etc.) versus peers and executive beneficial ownership versus peers.

•	To make observations regarding the potential alignment of the Company’s executive compensation practices with the Company’s overall business strategy and the evolving executive compensation landscape.

The 2006 Ernst & Young study was the first comprehensive market study of Named Executive Officer compensation performed for the Company since 2003. In performing its services, Ernst & Young LLP interacted collaboratively with the Compensation Committee and senior management. Ernst & Young LLP performed its services as follows:

•	It collected data from management regarding the Company’s organizational structure, position descriptions, compensation arrangements for the key employees, and analyzed retirement plan documents and financial/operating data.

•	It constructed a custom peer group of 17 publicly-traded real estate companies approved by management. These companies were believed to be comparable to the Company in terms of industry focus, revenue size, historical and projected growth and performance and market capitalization, among other factors.

•	For each of the peer group companies selected, it conducted a proxy statement and 10-K filing analysis of executive compensation programs, practices, and amounts, including competitive levels of total direct compensation (base salary plus annual incentives plus long-term incentives) for the Named Executive Officers and competitive levels of shares reserved for executive compensation plans, annual share usage, beneficial ownership and type of equity programs employed.

•	In addition to the analysis of proxy and 10-K filings for the peer group companies, it conducted a published survey analysis of competitive compensation levels for the Named Executive Officer positions, using data gathered from its published survey library.

•	It reported its findings and observations to the Compensation Committee.

At the same time, Company management separately retained Ernst & Young LLP to identify market competitive compensation levels to determine salary ranges for the Company’s officers, other than the Named Executive Officers. The Compensation Committee’s policy is to meet annually with the compensation consultant to discuss executive compensation trends. Historically, Ernst & Young LLP has also provided services related to the compensation of the Company’s Board of Directors, but it did not provide such services during 2006.

Ernst & Young LLP received total compensation of $80,700 for its services in 2006.

Components of Compensation

Annual Base Compensation.  Annual base compensation is determined by a market-based formula based upon the total cash compensation (including bonuses) paid by comparable companies for similar positions. The Compensation Committee reviewed the Ernst & Young LLP market compensation salary survey described above and found that annual cash compensation paid to the Named Executive Officers in 2006 was substantially less than cash compensation paid for similar positions within the peer group of companies surveyed.

In November 2006, based on the findings of Ernst & Young, the Compensation Committee determined annual base compensation for its Named Executive Officers for 2007 equal to the median (50th percentile) total cash compensation (including annual incentive bonuses) of comparable positions in the Ernst & Young peer group survey, and added a tenure adjustment to the median amount based on the officer’s length of service. The tenure adjustment is calculated as 1/20th of the difference between the median total cash compensation and the 75th percentile total cash compensation for the position for each year of the officer’s service to the Company. The Compensation Committee intends that the Ernst & Young 2006 peer group survey will serve as the benchmark for annual base compensation for the Named Executive Officers for 2007, 2008, and 2009. Of the increase in annual base compensation for 2007 over 2006, twenty-five percent will be paid to each Named Executive Officer in cash and seventy-five percent will be paid in the form of a restricted stock grant having an eight-year vesting period. These restricted stock grants, in lieu of cash, allow the Company to amortize the restricted stock value in accordance with accounting principles generally accepted in the United States versus recording an immediate compensation expense in 2007. The grants of restricted stock are subject to shareholder approval of the Incentive Plan at the 2007 annual meeting of shareholders.

For 2008, annual base compensation for the Named Executive Officers will increase over the 2007 amounts by the tenure adjustment increment described in the preceding paragraph. In addition, fifty percent of the difference between the annual base compensation for 2008, as compared with annual base compensation for 2006, will be paid in the form of a restricted stock grant and the remaining fifty percent of the difference will be paid in cash. For 2009, annual base compensation for the Named Executive Officers will increase over the 2008 amounts by the tenure adjustment increment described in the preceding paragraph. In addition, twenty-five percent of the difference between the annual base compensation for 2009, as compared with annual base compensation for 2006, will be paid in the form of a restricted stock grant and the remaining seventy-five percent of the difference will be paid in cash. It is expected that the peer group survey will be performed again in 2009, the median and 75th percentile comparables will be re-calculated and each officer’s salary will be adjusted based on the new information using the same methodology.

While the Compensation Committee recognizes that determining base salaries based solely on market competitiveness data does not directly tie this component to the achievement of the Company’s overall measures of business success, it believes that having a cash compensation system which is completely market driven reduces the acrimony and politicization of the compensation process. The Company’s officer group is small enough that they should be totally focused on the Company’s performance. Officers who are not so focused are mentored or, if necessary, terminated. Moreover, the Compensation Committee views cash compensation as one element of overall compensation and not necessarily as the principal instrument to provide incentive to the officers.

Bonuses.  While the Company has not typically awarded cash bonuses to Named Executive Officers, it may do so at its discretion. The Compensation Committee believes that annual cash bonuses may not provide effective incentives to employees to further the Company’s long-term goals. As a result, the Company included bonus levels in peer companies in its base salary formula.

Stock Ownership.  The Compensation Committee believes that it is in the Company’s best interest to encourage all employees, especially the Named Executive Officers, to increase their equity position in the Company to promote share ownership and further align officer and shareholder interests. The Company, however, does not have any policies requiring minimum stock ownership of its Named Executive Officers or directors.

Awards under the Company’s restricted stock plans have reflected the Company’s evolving status into an operating entity with greater emphasis on managing and replacing a maturing portfolio by providing incentives to all of its officers who will direct their individual and collective efforts toward insuring the continued successful delivery of dividends to shareholders. The Compensation Committee also believes that by increasing and broadening the officers’ ownership stake in the Company, future awards under its restricted stock plans should be an effective tool in retaining this broader group of officers. The Compensation Committee periodically reviews the Company’s stock plans and retains the authority to make changes to those plans as deemed necessary. During 2006, the Company had three stock programs whereby its officers might be granted restricted shares of stock of the Company.

The Company’s existing Performance Based Restricted Stock Implementation (the “Stock Plan”) is comprised of two distinct programs: the Salary Deferral Plan and the Long-Term Incentive Plan. A third program, the Optional Restricted Stock Vesting Deferral Plan (the “Optional Deferral Plan”), allows an officer to further defer receipt of restricted shares awarded under the Salary Deferral Plan and the Long-Term Incentive Plan. The three programs summarized below are discussed in detail under the heading “Grants of Plan Based Awards” in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION.”

Salary Deferral Plan.  Under the Salary Deferral Plan, officers may elect to defer up to 40% of their base salary in the form of restricted shares of stock. The number of shares can be increased by a multiple of the deferred amount depending on the length of the vesting period selected by the officer. This program is designed to provide the Company’s officers with an incentive to remain with the Company long-term.

Long-Term Incentive Plan.  Pursuant to the Long-Term Incentive Plan, all officers, including the Named Executive Officers, can receive restricted shares of stock based upon the Company’s achieving certain performance benchmarks. The Company designates an amount each quarter to a memorandum account for each officer equal to 25% of the officer’s base salary for the preceding quarter. Restricted shares are issued from the available balance in the memorandum account based on achievement of performance measures. If the performance measures are not met, no shares are granted to the employees and the memorandum account balance continues to build up until such performance measures are met.

Since its commencement in 2004, 7,819 restricted shares of Common Stock have been granted to the Company’s officers under the Long-Term Incentive Plan, including 3,612 restricted shares to its Named Executive Officers. The aggregate balances of the memorandum accounts totaled $2,719,572 at December 31, 2006, of which $1,059,561 was attributable to the Named Executive Officers.

The formula allowing release of restricted shares under the Long-Term Incentive Plan assumed a dividend of $0.63 per share per quarter beginning with the 1st quarter of 2004 and increasing by one-half cent each quarter thereafter. Beginning with the second quarter of 2005, the Company discontinued the practice of increasing its dividends each quarter, and has maintained its quarterly cash dividend at $0.66 per share of Common Stock.

The Company recently announced the planned sale of its senior living assets, which will result in a reset of the quarterly dividend to a lower amount that will be commensurate with the remaining, smaller asset base. Because the Long-Term Incentive Plan benchmarked a dividend payment that corresponded to the larger portfolio that existed in 2004, the Company believes that the program will not fulfill its intended purpose to create long-term incentives to Company employees. Accordingly, the Company has designed a new plan that it believes will provide meaningful incentives to its employees to put forth maximum efforts to grow the Company’s business. The terms of this proposed plan are discussed under the section entitled “2007 EMPLOYEES STOCK INCENTIVE PLAN” in this Proxy Statement.

Optional Deferral Plan.  Under the Optional Deferral Plan, officers may elect to extend the vesting period of certain restricted shares prior to the original vesting date. This incentive, which helps secure the officer’s allegiance to the Company, is also provided because the vesting period subjects the shares and the restriction multiple to the risk of forfeiture in the event an officer voluntarily terminates employment or who is terminated for cause from employment with the Company. Accordingly, if an officer voluntarily leaves or is terminated for cause, that officer would lose all such shares that had not yet vested.

In addition to the three stock programs mentioned above, all employees meeting minimum service requirements, including the Company’s officers, are eligible to purchase shares pursuant to the Company’s 2000 Employee Stock Purchase Plan (the “Purchase Plan”). As further discussed under the heading “Grants of Plan Based Awards” in the section entitled “EXECUTIVE COMPENSATION” in this Proxy Statement, each participant is given an option on January 1 of each year to purchase up to $25,000 of the Company’s Common Stock.

Perquisites

The Compensation Committee’s policy on the provision of executive perquisites with respect to the Named Executive Officers is to allow each of them to receive perquisites up to an amount equal to 10% of their annual base compensation. If the executive receives benefits that would otherwise be considered perquisites in excess of this amount (generally calculated based on the associated tax value), he is required to reimburse the Company the amount of such excess.

The Company provides its executive officers with perquisites that it believes are reasonable, competitive and consistent with the Company’s overall executive compensation program. The Company believes that such perquisites help the Company to retain its executive personnel and allows them to operate more effectively. These perquisites include:

Use of the Company’s aircraft for personal travel.  The Compensation Committee believes that allowing the Company’s Named Executive Officers to use Company aircraft for personal travel provides the officers with significant convenience, safety, and security at a relatively low incremental cost to the Company.

Supplemental life and disability insurance.  The Company also offers to its Named Executive Officers an opportunity to purchase supplemental term life insurance and supplemental disability insurance at the Company’s expense, subject to cost reimbursement pursuant to the perquisite policy discussed above.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation’s chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Restricted stock issued under the 1993 and 2003 Employees Restricted Stock Incentive Plan and associated dividends are not subject to the performance-based compensation deduction under Section 162(m). Consequently, compensation expense in the amount of $1,613,371 in 2006 was not deductible. As a qualifying REIT, the Company does not pay federal income tax; therefore, the unavailability of the Section 162(m)

compensation deduction to these amounts did not result in any increase in the Company’s federal income tax obligations. The Compensation Committee has not adopted a policy requiring all compensation to be deductible.

Employment Agreements

Each of the Named Executive Officers has an employment agreement. See the heading “Termination and Change in Control Arrangements with Named Executive Officers” under the section entitled “EXECUTIVE COMPENSATION” in this Proxy Statement for further details of these agreements.

Retirement Benefits

The Company has an Executive Retirement Plan under which an officer designated by the Compensation Committee may receive a specified percentage of the officer’s final average earnings. See the heading ‘‘Post-Employment Compensation” under the section entitled “EXECUTIVE COMPENSATION” in this Proxy Statement for details of the Executive Retirement Plan.

All Named Executive Officers are eligible to participate in the Company’s 401(k) plan, pursuant to which each participant may contribute up to the annual maximum allowed under IRS regulations ($15,000 for 2006, $15,500 for 2007). Named Executive Officers over the age of 50 may also contribute an additional $5,000 per year to the plan. The Company provides a matching contribution for the first three percent of base salary contributed in the plan, up to a maximum of $2,800 per year.

Compensation of Non-Employee Directors

Compensation of non-employee directors is set by the Compensation Committee, based upon a peer review prepared by the Company the findings of which were confirmed by Ernst & Young LLP and approved by the committee.

Cash Compensation.  Each non-employee director receives an annual retainer and meeting fee, respectively, with chairpersons of Committees receiving additional annual retainers. See the section entitled “DIRECTOR COMPENSATION” in this Proxy Statement for a complete discussion of the cash compensation given to non-employee directors.

Stock Awards.  The Company awards non-employee directors an annual grant of 2,000 restricted shares of Company Common Stock. See the section entitled “DIRECTOR COMPENSATION” in this Proxy Statement for a complete discussion of the terms of the restricted shares granted to non-employee directors.

Retirement.  The Company has a retirement plan for outside directors under which a director may receive upon normal retirement an annual payment for a period equal to the number of years of service as a director but not exceeding 15 years. See the section entitled “DIRECTOR COMPENSATION” in this Proxy Statement for a complete discussion of the retirement compensation given to non-employee directors.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with Company management and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Edwin B. Morris III (Chairman)
Charles Raymond Fernandez, M.D.
John Knox Singleton

EXECUTIVE COMPENSATION

The following Summary Compensation Table reflects the total compensation of the Company’s Named Executive Officers.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary(1)	Bonus	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total

David R. Emery	2006	$501,118	$0	$0	$5,009	$0	$737,032	$87,988	$1,331,147
Chairman of the Board and Chief Executive Officer
Scott W. Holmes	2006	$223,011	$0	$24,735	$5,009	$0	$103,540	$0	$356,295
Senior Vice President and Chief Financial Officer
J.D. Carter Steele	2006	$245,267	$0	$69,890	$5,009	$0	$114,576	$0	$434,742
Senior Vice President and Chief Operating Officer
John M. Bryant, Jr.	2006	$209,817	$0	$13,022	$5,009	$0	$79,380	$0	$307,228
Senior Vice President and General Counsel

(1)	Salary is net of salary deferrals shown in Note 2 below.

(2)	Represents the grant date fair value of restricted shares of Common Stock received pursuant to the Stock Plan and the Optional Deferral Plan, both of which are described in the Grants of Plan-Based Awards section below. The shares will fully vest if the Named Executive Officers remain employees of the Company for the full vesting period or they are terminated for any reason other than for cause or in the event of voluntary termination of employment. See Note 10 to the Consolidated Financial Statements contained in the Company’s 2006 Annual Report on Form 10-K for assumptions relevant to the valuation of stock awards. The table below lists amounts included under the Stock Awards column that the Named Executive Officers have deferred under the Stock Plan, the corresponding equivalent Company match and the amounts deferred under the Optional Deferral Plan, including the corresponding Company match:

	Salary Deferral Plan
		Company	Optional
	Employee Elective	Matching	Deferral Plan	Total Stock
Name	Deferral Shares	Shares(a)	Shares	Awards

David R. Emery	$0	$0	$0	$0
Scott W. Holmes	$95,584	$95,585	$26,150	$217,319
J.D. Carter Steele	$105,100	$105,100	$12,177	$222,377
John M. Bryant, Jr.	$52,467	$52,467	$8,717	$113,651

(a)	Determined in accordance with the Restriction Multiples as described on p. 27.

(3)	Represents the grant date fair value of 27-month options granted annually to all employees under the Purchase Plan to purchase $25,000 worth of Common Stock at a 15% discount. Amounts do not include dividends paid on any shares purchased pursuant to the Purchase Plan. See Note 10 to the Notes to the Consolidated Financial Statements contained in the Company’s 2006 Annual Report on Form 10-K for assumptions relevant to the valuation of the option awards.

(4)	The Company did not have any non-equity incentive based compensation during the period covered by the table.

(5)	As set forth in the table below, represents (i) the increase in the present value of pension plan potential annual benefit payments to Mr. Emery due to an additional year of service, compensation increases and the increase in value attributable to interest and (ii) amounts credited to memorandum accounts in the name of each officer under the Stock Plan, which will either be awarded to the officer as a grant of restricted stock if the Company achieves certain dividend payout percentage goals or, with respect to the Named Executive Officers, as a cash award upon the officer’s retirement, death, disability or termination without cause or change in control:

		Change in Balance
	Change in Pension	of Memorandum
Name	Plan Value	Account	Total Change

David R. Emery	$611,752	$125,280	$737,032
Scott W. Holmes	$0	$103,540	$103,540
J.D. Carter Steele	$0	$114,576	$114,576
John M. Bryant, Jr.	$0	$79,380	$79,380

(6)	Includes other compensation, benefits and perquisites which in the aggregate exceed $10,000. Additionally, the chart below illustrates for each officer the amounts which separately exceed the $10,000 reportable threshold:

	Personal	Additional
	Use of	Life/	Other De
	Company	Disability	Minimis	Total All Other
Name	Airplane(a)	Insurance(b)	Items(c)	Compensation

David R. Emery	$70,358	$14,470	$3,160	$87,988
Scott W. Holmes	$0	$0	$0	$0
J.D. Carter Steele	$0	$0	$0	$0
John M. Bryant, Jr.	$0	$0	$0	$0

(a)	Represents the total flight hours attributed to the Named Executive Officer’s use of the Company’s airplane for personal reasons, multiplied by the Company’s incremental cost rate of $1,742/hour.

(b)	Represents life insurance policies paid on behalf of the officer not available to all other employees.

(c)	Represents amounts paid on behalf of officer for tax preparation services.

Grants of Plan-Based Awards

The Company has one plan under which performance-based awards may be made to its officers. All of the Company’s officers, including the Named Executive Officers, are eligible to receive performance-based compensation under the Stock Plan, under which shares of Common Stock can be issued based upon the Company’s achieving certain dividend payout percentage benchmarks. The Stock Plan is comprised of two distinct programs, the Salary Deferral Plan discussed on p. 26 and the Long-Term Incentive Plan discussed below.

Under the Long-Term Incentive Plan, the Company designates an amount each quarter to a memorandum account for each officer equal to 25% of the officer’s base salary for the preceding quarter. The Company then calculates the dividend payout percentage (adjusted for certain non-cash items) for the four previous quarters. Based on a sliding scale of the dividend payout percentage between 75% and 95% (assuming an increasing dividend at the rate of $.005 per quarter), the Company uses a percentage of the amount in each officer’s memorandum account to issue restricted shares of Common Stock. The price of the shares is based on the market price of the Company’s Common Stock at the time of issuance. The lower the dividend payout percentage, the higher the percentage of the amount in the officer’s memorandum account used to issue shares and, consequently, the greater the number of restricted shares issued to such officer. If the performance measures are not met, no shares are granted to the officers and the memorandum account balance continues to build until when or if the performance measures are met. Restricted shares granted to an officer will have a vesting period of ten years subject to the officer’s continued employment with the Company during that vesting period. Additionally, the Company’s employment agreements with its Named Executive Officers entitle them to receive a cash award equal to their respective memorandum account balances, whether or not earned, upon the officers’ retirement, death, disability, or termination without cause or change in control. Since its commencement in 2004, 7,819 restricted shares of Common Stock have been granted to the Company’s officers under the Long-Term Incentive Plan, including 3,612 restricted shares to its Named Executive Officers. Beginning with the second quarter of 2005, the Company discontinued the practice of increasing its dividends each quarter, and has maintained its quarterly cash dividend at $0.66 per share of Common Stock.

No shares were granted during the last fiscal year under the Long-Term Incentive Plan.

The following table supplements the Summary Compensation Table by providing more detailed disclosure of equity compensation received by the Named Executive Officers during 2006.

								All Other	All Other
								Stock	Option
		Estimated Future Payouts						Awards:	Awards:	Exercise
		under Non-Equity			Estimated Future Payouts under Equity			Number of	Number of	or Base
		Incentive Plan Awards			Incentive Plan Awards			Shares of	Securities	Price of	Full Grant
			Target	Maximum		Target	Maximum	Stock or	Underlying	Option	Date Fair
	Grant	Threshold	($) or	($) or (#)	Threshold	($) or	($) or (#)	Units (#)	Options	Awards	Value of
Name	Date	($) or (#)	(#)	(1)	($) or (#)	(#)	(2)	(3)	(#)(4)	($/Sh)(5)	Award

David R Emery	1/1/06	—	—	—	—	—			751	$28.28	$5,009
	12/31/06						$316,562
Scott W Holmes	1/1/06	—	—	—	—	—			751	$28.28	$5,009
	2/10/06							6,052			$201,349
	3/1/06							480			$15,970
	12/31/06						$260,694
J.D. Carter Steele	1/1/06	—	—	—	—	—			751	$28.28	$5,009
	2/10/06							6,684			$222,377
	12/31/06						$286,153
John M Bryant, Jr.	1/1/06	—	—	—	—	—			751	$28.28	$5,009
	2/10/06							3,416			$113,651
	12/31/06	—	—	—	—	—	$196,152

(1)	The Company did not have any non-equity incentive based compensation plans in effect during the period covered by the table.

(2)	Represents the total accumulated balance in the Stock Plan’s Long-Term Incentive Plan memorandum accounts from January 1, 2004 through December 31, 2006. Release of the total accumulated balance for the officers listed will occur as previously described in the paragraphs above.

(3)	As set forth in the table below, represents restricted shares of Common Stock issued in 2006 pursuant to both the Optional Deferral Plan and Stock Plan.

	Salary Deferral Plan
		Company	Optional
	Employee Elective	Matching	Deferral Plan	Total Stock
Name	Deferral Shares	Shares(a)	Shares	Awards

David R. Emery	0	0	0	0
Scott W. Holmes	2,873	2,873	786	6,532
J.D. Carter Steele	3,159	3,159	366	6,684
John M. Bryant, Jr.	1,577	1,577	262	3,416

(a)	Determined in accordance with the Restriction Multiples described on p. 27.

(4)	Represents stock options granted during 2006 pursuant to the Purchase Plan.

(5)	Based on the closing price of $33.27/share of the Company’s Common Stock on the New York Stock Exchange on December 31, 2005. If exercised, the option price will be the lesser of 85% of the grant price or 85% of the market closing price on the date of exercise.

The Named Executive Officers, with the exception of Mr. Emery, are eligible to receive non-performance-based equity awards under the Company’s Optional Deferral Plan. Under the Optional Deferral Plan certain officers may elect to extend the vesting period of certain restricted shares prior to their original vesting date. An officer who elects to extend the vesting date of his shares will receive additional shares at no additional cost to the officer according to the formula described on p. 27.

Pursuant to the Salary Deferral Plan, officers may elect to defer receipt of cash up to 40% of their base salary in the form of shares of restricted stock. The officer must elect his or her participation level and vesting period for the coming year by the end of the current fiscal year. The restricted shares, granted on January 1 of each year, are priced on the closing market price of the Company’s Common Stock on the last trading day of the year preceding the year in which the shares are issued. Pursuant to the Salary Deferral Plan, the number of shares can be increased by a multiple of the deferred amount depending on the length of the vesting period selected by the officer. Each officer who makes this election will be awarded additional shares at no additional cost to the officer according to the following multiple-based formula:

Duration of Extended Period	Restriction Multiple

3 years	1.3
5 years	1.5
8 years	2.0

This program is designed to provide the Company’s officers with an incentive to remain with the Company long-term. The vesting period subjects the shares obtained by the cash deferral and the restriction multiple to the risk of forfeiture in the event an officer voluntarily terminates employment or who is terminated for cause from employment with the Company. Accordingly, if an officer voluntarily leaves or is terminated for cause, that officer would lose all such shares that had not yet vested.

Under the Optional Deferral Plan, officers may elect to extend the vesting period of certain restricted shares prior to their original vesting date. An officer who elects to extend the vesting date of his or her shares will receive additional shares at no additional cost to the officer according to the following multiple-based formula:

Duration of Extended Period	Extension Multiple

3 years	1.3
5 years	1.5
8 years	2.0

This incentive, which helps secure the officer’s allegiance to the Company, is also provided because the vesting period subjects the shares and the restriction multiple to the risk of forfeiture in the event an officer voluntarily terminates employment or who is terminated for cause from employment with the Company. Accordingly, if an officer voluntarily leaves or is terminated for cause, that officer would lose all such shares that had not yet vested.

In addition, all employees, are eligible to purchase shares pursuant to the Purchase Plan. Each participant is granted an option on January 1 of each year to purchase up to $25,000 of the Company’s Common Stock. The number of shares is determined by dividing $25,000 by the closing market price of the Company’s Common Stock on December 31 of the preceding year. Participants may purchase shares at a price equal to the lesser of (i) 85% of the grant price or (ii) 85% of the closing market price of the Company’s Common Stock on the purchase date. No option can be exercised for more than $25,000 worth of Common Stock for the life of the option. Each option expires 27 months after it is granted.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses the number of securities underlying options and the number and market-based value of restricted shares outstanding that have not vested as of December 31, 2006.

						Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
	Option Awards							Awards:	Market
			Equity					Number	or Payout
			Incentive			Number		of	Value of
			Plan			of		Unearned	Unearned
			Awards:			Shares	Market	Shares,	Shares,
	Number of	Number of	Number of			or Units	Value of	Units or	Units or
	Securities	Securities	Securities			of Stock	Shares or	other	Other
	Underlying	Underlying	Underlying			That	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Have	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested	Vested(1)	Vested (#)(2)	Vested ($)(3)

David R. Emery	614	0	0	$34.60	4/1/07			0
	751	0	0	$28.28	4/1/08	773,757	$30,594,352	0	$316,562
Scott W. Holmes	614	0	0	$34.60	4/1/07			0
	751	0	0	$28.28	4/1/08	23,403	$925,355	0	$260,694
J.D. Carter Steele	614	0	0	$34.60	4/1/07			0
	751	0	0	$28.28	4/1/08	23,155	$915,549	0	$286,153
John M. Bryant, Jr.	614	0	0	$34.60	4/1/07			0
	751	0	0	$28.28	4/1/08	10,202	$403,387	0	$196,152

(1)	Based on the closing price per share of the Company’s Common Stock on the New York Stock Exchange on December 29, 2006 of $39.54.

(2)	A single estimated payout in shares granted is not determinable under the Stock Plan. Rather, payout under the Stock Plan consists of reaching a dividend payout percentage on a sliding scale between the Threshold and Maximum amounts.

(3)	Represents the total accumulated balance in the Stock Plan’s Long-Term Incentive Plan memorandum accounts as of December 31, 2006.

Option Exercises and Stock Vesting

The following table shows the amounts received by the Named Executive Officers upon the exercise of options or the vesting of restricted stock during the most recent fiscal year.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	Upon Exercise	Acquired on Vesting	Upon Vesting

David R. Emery	0	$0	0	$0
Scott W. Holmes	0	$0	0	$0
J.D. Carter Steele	0	$0	0	$0
John M. Bryant, Jr.	0	$0	0	$0

POST-EMPLOYMENT COMPENSATION

Retirement Plan Potential Annual Payments and Benefits

The Company has an Executive Retirement Plan in which currently only Mr. Emery and three other founding officers of the Company have been designated to participate. The Executive Retirement Plan is an unfunded, defined benefit plan in that the amount of a retiree’s pension is calculated using compensation and years of service as an employee, rather than by the market value of the plan’s assets as in defined contribution plans.

Under the Executive Retirement Plan, an officer designated to participate by the Compensation Committee may receive upon normal retirement (defined to be when the officer reaches age 65 and has completed five years of service with the Company) an amount equal to 60% of the officer’s Final Average Annual Compensation, as defined below, plus 6% of Final Average Annual Compensation for each year of service (but not more than five years) after age 60. Plan benefits are reduced by certain other retirement benefits received by the officer, such as Social Security and the Company’s contributions to the participant’s 401(k) plan. “Final Average Compensation,” calculated as the average of the officer’s highest three, not necessarily consecutive, years’ earnings, is based upon annual cash compensation, including deferrals (but not including incentive-based stock awards or cash bonuses for officers whose annual salary exceeds $200,000).

The annual pension benefits are to be paid in monthly installments over a period not to exceed the greater of the life of the retired officer or his or her surviving spouse. Assuming the officers currently eligible for retirement retire at the normal retirement date, the Company would begin making benefit payments (other than the $83,000 currently being paid annually to one eligible retiree) of approximately $1.1 million per year, based on assumptions at December 31, 2006, which would increase annually based on CPI. Rather than receiving monthly payments, the retiring officer has the option to request a lump sum retirement payment, equal to the present value of the total expected payments.

The following table discloses the material terms and estimated benefits payable to David R. Emery under the Company’s Executive Retirement Plan:

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name(1)	(#)	($)	($)

David R. Emery	Executive Retirement Plan	14	$8,759,381	$0
Scott W. Holmes	None	N/A	N/A	$0
J.D. Carter Steele	None	N/A	N/A	$0
John M. Bryant, Jr.	None	N/A	N/A	$0

(1)	See Note 9 to the Notes to the Consolidated Financial Statements contained in the Company’s 2006 Annual Report on Form 10-K for the terms of the Executive Retirement Plan.

Nonqualified Deferred Compensation Plan

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
Name	Last FY ($)	Last FY ($)(1)	in Last FY ($)	Distributions ($)	at Last FYE ($)(1)

David R. Emery	$0	$125,280	$0	$0	$316,562
Scott W. Holmes	$0	$103,540	$0	$0	$260,694
J.D. Carter Steele	$0	$114,576	$0	$0	$286,153
John M. Bryant, Jr.	$0	$79,380	$0	$0	$196,152

(1)	Represents amounts credited to the Stock Plan’s Long-Term Incentive Plan memorandum accounts in the name of each Named Executive Officer. The Company designates an amount each quarter to a memorandum account for each officer equal to 25% of the officer’s base salary for the preceding quarter. In the case of Named Executive Officers, but not other officers, the amount credited under these memorandum accounts may either be released as an equity award under the terms of the Stock Plan, if the Company achieves certain dividend payout percentage targets, or as a cash award upon the officer’s retirement, death, disability, termination without cause, or change in control, whether or not the targets had been achieved at that time.

All employees may participate and receive post-employment compensation under a 401(k) plan, pursuant to which each employee may contribute up to 45% of his salary, to an annual maximum of $15,000. As these contributions are made by the employees out of their respective cash salaries, such contributions do not appear in the Summary Compensation Table as additional compensation for the Named Executive Officers. Additionally, participants in the 401(k) plan receive matching contributions from the Company of up to 3% of their salary, to an annual maximum of $2,800. Where applicable, the matching contributions are included in the All Other Compensation section of the Summary Compensation Table.

Termination and Change in Control Arrangements with Named Executive Officers

    David R. Emery

Mr. Emery’s employment agreement, pursuant to which he serves as Chairman of the Board, President and Chief Executive Officer of the Company, has a one-year term that is automatically extended on January 1 of each year for an additional year. If Mr. Emery’s employment agreement is terminated for any reason other than for cause or upon Mr. Emery’s voluntary termination, he is entitled to receive his unpaid salary, earned bonus, vested, released, granted, or reserved stock awards, vested deferred compensation, including the full release of his memorandum account under the Stock Plan (other than plan benefits which will be paid in accordance with the applicable plan), and other benefits accrued through the date of termination. In addition, Mr. Emery will receive as severance compensation his base salary for a period of three years following the date of termination and an amount equal to twice his average annual bonus during the two years immediately preceding his termination. Mr. Emery may elect to receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day treasury bill interest rate in effect on the date of delivery of such election notice).

If a “change-in-control” (as defined in the employment agreement) occurs, Mr. Emery may terminate his agreement and receive his accrued base salary and other benefits described above through the remaining term of the agreement and an amount equal to three times his average annual bonus during the two years immediately preceding the termination. Mr. Emery would also receive as severance compensation his base salary for a period of five years following the date of termination and may elect to receive from the Company the present value of such payments as a lump sum severance payment (calculated as provided above), which may not be less than three times his base salary. In such event, Mr. Emery is entitled to receive a tax gross-up payment as compensation for any excise tax imposed by Section 280(g) of the Internal Revenue Code which would be required to be paid.

The Company may terminate Mr. Emery’s agreement for “cause,” which is defined to include acts of dishonesty on Mr. Emery’s part constituting a felony which has resulted in material injury to the Company and which is intended to result directly or indirectly in substantial gain or personal enrichment to Mr. Emery at the expense of the Company or Mr. Emery’s material, substantial and willful breach of the employment agreement which has resulted in material injury to the Company. In the event of Mr. Emery’s termination for cause, he shall receive all accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan), and other benefits through the date of termination, but shall receive no other severance benefits.

Mr. Emery’s agreement may also be terminated if Mr. Emery dies or becomes disabled and his disability continues for a period of 12 consecutive months. In the event of termination of the employment agreement because of Mr. Emery’s death or disability, Mr. Emery (or his estate) shall receive his unpaid salary, earned bonus, vested, released, granted or reserved stock awards, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination, but no additional severance except that, if Mr. Emery becomes disabled, the Company will maintain his insurance benefits for the remaining term of his employment agreement.

The Company has agreed to indemnify Mr. Emery for certain liabilities arising from actions taken within the scope of his employment. Mr. Emery’s employment agreement contains restrictive covenants pursuant to which Mr. Emery has agreed not to compete with the Company during the period of Mr. Emery’s employment and any period following termination of his employment during which he is receiving severance payments except in the event of a change-in-control of the Company.

     Other Executive Officers

The Company’s other officers — Scott W. Holmes, Senior Vice President and Chief Financial Officer; J.D. Carter Steele, Senior Vice President and Chief Operating Officer (retired effective March 1, 2007); John M. Bryant, Jr., Senior Vice President and General Counsel; and B. Douglas Whitman, II, Senior Vice President, Real

Estate Investments — have employment agreements with the Company. B. Douglas Whitman, II, was not a Named Executive Officer during 2006. If an employment agreement is terminated for any reason other than for cause or upon the officer’s voluntary termination, he is entitled to receive his unpaid salary, earned bonus, vested, released, granted, or reserved stock awards, vested deferred compensation, including the full release of his memorandum account under the Stock Plan (other than plan benefits which will be paid in accordance with the applicable plan), and other benefits through the date of termination. In addition, the officer will receive as severance compensation his base salary for a period of 18 months following the date of termination and an amount equal to twice his average annual bonus during the two years immediately preceding his termination.

If a “change-in-control” (as defined in the employment agreement) occurs, the officer may terminate his agreement and receive his accrued base salary and other benefits described above through the termination date, an amount equal to 1.5 times his base salary through the remaining term of the agreement, and an amount equal to two times his average annual bonus during the two years immediately preceding the termination. Each officer may elect to receive from the Company the present value of such payment (calculated in the same manner as for Mr. Emery) as a lump sum severance payment, which may not be less than 1.5 times the base salary. In such event, the officer is entitled to receive a tax gross-up payment as compensation for any excise tax imposed by Section 280(g) of the Internal Revenue Code which would be required to be paid.

The Company may terminate the officer’s agreement for “cause,” which is defined to include material, substantial and willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company or the officer’s material, substantial and willful breach of the employment agreement which has resulted in material injury to the Company. In the event of the officer’s termination for cause, he shall receive all accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan), and other benefits through the date of termination, but shall receive no other severance benefits.

Each agreement may also be terminated if the officer dies or becomes disabled and his disability continues for a period of 12 consecutive months. In the event of termination of the employment agreement because of the officer’s death or disability, the officer (or his estate) shall receive his unpaid salary, earned bonus, vested, released, granted or reserved stock awards, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination, but no additional severance except that, if the officer becomes disabled, the Company will maintain his insurance benefits for the remaining term of his employment agreement.

The Company has agreed to indemnify each of the officers for certain liabilities arising from actions taken within the scope of his employment. Each employment agreement contains restrictive covenants pursuant to which such officer has agreed not to compete with the Company during the period of employment and any period following termination of his employment during which he is receiving severance payments except in the event of a change-in-control of the Company.

The tables below illustrate the compensation that would be received by each of the Named Executive Officers in the event of termination as of December 31, 2006.

David R. Emery	Voluntary	Not for Cause	Change-in-	Death or
Chairman of Board and Chief Executive Officer	Termination	Termination	Control	Disability	Retirement

Cash Severance Benefit(1)	$0	$1,503,354	$2,505,590	$0	$0
Accrued Vacation Pay	$77,095	$77,095	$77,095	$77,095	$77,095
Retirement Plan Benefits(4)	$0	$3,518,029	$3,518,029	$3,518,029	$3,518,029
Accelerated Release of Stock Plan set-aside(3)	$0	$316,562	$316,562	$316,562	$316,562
Accelerated Vesting of Restricted Stock(2)	$0	$30,594,352	$30,594,352	$30,594,352	$30,594,352
Potential Excise Tax Gross-Up	$0	$0	$2,585,417	$0	$0
Total Value of Payments	$77,095	$36,009,392	$39,597,045	$34,506,038	$34,506,038

Scott W. Holmes	Voluntary	Not for Cause	Change-in-	Death or
Senior Vice President and Chief Financial Officer	Termination	Termination	Control	Disability	Retirement

Cash Severance Benefit(1)	$0	$477,881	$477,881	$0	$0
Accrued Vacation Pay	$24,507	$24,507	$24,507	$24,507	$24,507
Accelerated Release of Stock Plan set-aside(3)	$0	$260,694	$260,694	$260,694	$260,694
Accelerated Vesting of Restricted Stock(2)	$0	$925,355	$925,355	$925,355	$925,355
Potential Excise Tax Gross-Up	$0	$0	$108,512	$0	$0
Total Value of Payments	$24,507	$1,692,636	$1,804,911	$1,210,555	$1,210,555

J.D. Carter Steele(5)	Voluntary	Not for Cause	Change-in-	Death or
Senior Vice President and Chief Operating Officer	Termination	Termination	Control	Disability	Retirement

Cash Severance Benefit	N/A	N/A	N/A	N/A	N/A
Accrued Vacation Pay	N/A	N/A	N/A	N/A	N/A
Retirement Plan Benefits	N/A	N/A	N/A	N/A	N/A
Accelerated Release of Stock Plan set-aside	N/A	N/A	N/A	N/A	N/A
Accelerated Vesting of Restricted Stock	N/A	N/A	N/A	N/A	N/A
Potential Excise Tax Gross-Up	N/A	N/A	N/A	N/A	N/A
Total Value of Payments	N/A	N/A	N/A	N/A	N/A

John M. Bryant, Jr.	Voluntary	Not for Cause	Change-in-	Death or
Senior Vice President and General Counsel	Termination	Termination	Control	Disability	Retirement

Cash Severance Benefit(1)	$0	$393,407	$393,407	$0	$0
Accrued Vacation Pay	$20,175	$20,175	$20,175	$20,175	$20,175
Accelerated Release of Stock Plan set-aside(3)	$0	$196,152	$196,152	$196,152	$196,152
Accelerated Vesting of Restricted Stock(2)	$0	$403,387	$403,387	$403,387	$403,387
Potential Excise Tax Gross-Up	$0	$0	$69,506	$0	$0
Total Value of Payments	$20,175	$1,017,320	$1,082,626	$619,714	$619,714

B. Douglas Whitman, II*	Voluntary	Not for Cause	Change-in-	Death or
Senior Vice President, Real Estate Investments	Termination	Termination	Control	Disability	Retirement

Cash Severance Benefit(1)	$0	$318,587	$477,881	$0	$0
Accrued Vacation Pay	$24,507	$24,507	$24,507	$24,507	$24,507
Accelerated Release of Stock Plan set-aside(3)	$0	$136,901	$136,901	$0	$0
Accelerated Vesting of Restricted Stock(2)	$0	$82,441	$82,441	$82,441	$82,441
Potential Excise Tax Gross-Up	$0	$0	$48,806	$0	$0
Total Value of Payments	$24,507	$562,436	$770,535	$106,948	$106,948

*	B. Douglas Whitman, II, was not a Named Executive Officer in 2006, but was appointed as such by the Board of Directors in the first quarter of 2007. The table above reflects benefits he would have received as of December 31, 2006 assuming he had been a Named Executive Officer as of that date.

(1)	This represents the base annual salary at December 31, 2006, payable in equal semi-monthly installments over a period of not less than eighteen and not longer than sixty months, as outlined in the sections above. In certain events, the Officer would have the option of taking the payments in the form of a present valued lump sum.

(2)	Based upon the closing price of a share of Common Stock on the New York Stock Exchange, Inc. on December 29, 2006 of $39.54.

(3)	Based upon the ending balance at December 31, 2006 of amounts designated to the employee’s Long-Term Incentive Plan memorandum account maintained under the Stock Plan.

(4)	In accordance with the Executive Retirement Plan, amount reflects the present value at December 31, 2006 of potential future annual benefit payments based upon the officer selecting early retirement.

(5)	J.D. Carter Steele retired from the Company effective March 1, 2007. Mr. Steele will receive an aggregate of $1.8 million pursuant to his retirement arrangement with the Company. This amount is comprised of the value related to the acceleration of vesting of restricted stock, cash and health benefits.

DIRECTOR COMPENSATION

Directors who are employees of the Company receive no additional compensation for their services as directors. David R. Emery is the only employee director on the Company’s Board. Each non-employee director receives the following compensation from the Company:

•	An annual retainer of $24,000 (the chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance Committee receive additional annual retainers of $10,000, $8,000 and $6,000, respectively);

•	A meeting fee of $1,000 for each Board or committee meeting attended, including any telephonic meeting that lasts more than one hour; and

•	An annual grant of 2,000 restricted shares of Company Common Stock.

Stock Awards

Each non-employee director receives an automatic grant, at the conclusion of each annual meeting, of 2,000 restricted shares of the Company’s Common Stock. Such shares are restricted for three years from the date of grant and are granted as of the annual meeting date. Such shares are subject to forfeiture upon the occurrence of certain events. Restricted shares may not be sold, assigned, pledged or otherwise transferred. Subject to the risk of forfeiture and transfer restrictions, directors shall have all rights as shareholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares. As of January 31, 2007, non-employee directors had received an aggregate of 43,173 restricted shares, of which 25,050 remain restricted.

Retirement Plan

The Company has a Retirement Plan for Outside Directors under which a non-employee director may receive upon normal retirement (defined to be when the director reaches age 65 and has completed at least five years of service as a director) payment annually, for a period equal to the number of years of service as a director (but not to exceed 15 years), an amount equal to the director’s annual retainer and meeting fee compensation for the plan year immediately preceding retirement from the Board of Directors. Currently this amount would range between $33,000 and $46,750, based upon the 2006 plan year. Such benefit payments are to be made to the retired director, his or her beneficiary, or his or her estate in equal quarterly installments for the duration of the applicable payment period. The beneficiary or estate of an active director who becomes deceased prior to retirement will receive benefits as if the director had retired from the Board of Directors on the day before his or her death.

Director Compensation Table

The following table sets forth the 2006 annual compensation for non-employee directors:

	Fees
	Earned or			Non-Equity	Change in
	Paid in	Stock	Option	Incentive Plan	Pension	All Other
	Cash	Awards	Awards	Compensation	Value	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Batey M. Gresham, Jr.	$39,000	$15,391	$0	$0	$21,179	$0	$75,570
Dan S. Wilford(1)	$38,250	$15,391	$0	$0	$9,329	$0	$62,970
Charles Raymond Fernandez, M.D.	$33,000	$15,391	$0	$0	$21,520	$0	$69,911
Errol L. Biggs, Ph.D.	$42,000	$15,391	$0	$0	$24,426	$0	$81,817
Bruce D. Sullivan(1)	$46,750	$15,391	$0	$0	$9,437	$0	$71,578
Marliese E. Mooney	$36,000	$15,391	$0	$0	$22,725	$0	$74,116
Edwin B. Morris III(1)	$41,000	$15,391	$0	$0	$22,596	$0	$78,897
John Knox Singleton	$34,000	$15,391	$0	$0	$13,519	$0	$62,910

(1)	Includes fees associated with chairing a Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to establishing the compensation elements described above, the Company has adopted a related party transaction policy to further the goals of the executive compensation program.

The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted the following policy in connection with all related party transactions involving the Company.

Under this policy, no transaction between the Company and an officer, director or five percent stockholder (including any immediate family member or controlled entity) shall be allowed unless:

•	the Corporate Governance Committee has approved the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

•	the transaction is approved by the disinterested members of the Board of Directors; or

•	the transaction involves compensation approved by the Compensation Committee.

No such approval is necessary for:

•	transactions available to all employees generally; or

•	transactions involving less than $5,000 when aggregated with all similar transactions.

The Board of Directors has determined that the Corporate Governance Committee of the Board is best suited to review and approve related party transactions. Accordingly, at each calendar year’s first regularly scheduled Corporate Governance Committee meeting, management shall report any related party transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Corporate Governance Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting and management shall update the Corporate Governance Committee as to any material change to those proposed transactions or any new transactions.

The Board of Directors recognizes that situations exist where a significant opportunity may be presented to management or a member of the Board of Directors that may equally be available to the Company, either directly or via referral. Before such opportunity may be consummated by a related party, such opportunity shall be presented to the Corporate Governance Committee for consideration.

All related party transactions will be disclosed in the Company’s applicable federal securities law filings. Furthermore, all related party transactions shall be disclosed to the full Board of Directors.

Management shall assure that all related party transactions are approved in accordance with any requirements of the Company’s financing agreements.

GENERAL INFORMATION

Shareholder Proposals for 2008 Annual Meeting

Shareholder proposals intended to be presented at the 2008 annual meeting of shareholders must comply with the SEC’s proxy rules, be stated in writing and be received by the Company at its executive offices at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203 not earlier than November 4, 2007 nor later than December 4, 2007, in order to be included in the Proxy Statement and proxy for that meeting. Additionally, the proxy for next year’s annual meeting will confer discretionary authority to vote on any shareholder proposal which the Company receives notice of later than the close of business on December 4, 2007.

Counting of Votes

All matters specified in this Proxy Statement will be voted on at the annual meeting by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares of Common Stock outstanding, the shares of Common Stock represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter, except with regard to the approval of the Incentive Plan as discussed below, and thus will be disregarded in the calculation of a plurality or of “votes cast.”

Under New York Stock Exchange rules, the proposal to shareholders to approve the Incentive Plan is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on this item may not vote on the Incentive Plan. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum. With respect to the proposal of the adoption of the Incentive Plan, abstentions will have the same effect as votes against such proposal and broker non-votes will not be counted as votes cast so they could prevent the Company from satisfying the requirement that the number of votes cast with respect to the Incentive Plan represents at least 50% of the shares entitled to vote thereon.

Miscellaneous

The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. The Company has retained The Altman Group, Inc. to aid in the solicitation. For its services, the Company will pay The Altman Group, Inc. a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

Management of the Company is not aware of any matter other than those described in this Proxy Statement which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

A copy of the Company’s Annual Report has been mailed to all shareholders entitled to notice of and to vote at this meeting.

HEALTHCARE REALTY TRUST INCORPORATED

David R. Emery
Chairman and Chief Executive Officer

April 4, 2007

Annex A

Healthcare Realty Trust Incorporated

2007 Employees Stock Incentive Plan

Effective January 1, 2007

Recitals:

Whereas, Healthcare Realty Trust Incorporated (“HR”) established the Healthcare Realty Trust Incorporated 2003 Employees Restricted Stock Incentive Plan (the “2003 Plan”) effective January 1, 2003 through which HR could award shares of restricted stock;

Whereas, HR desires to terminate the 2003 Plan and adopt this 2007 Employees Stock Incentive Plan (the “Plan”), subject to approval of its stockholders. The Plan will: (i) provide for the issuance of various types of incentive awards, including restricted stock awards, elective restricted stock awards, restricted stock units, performance awards and performance units; and (ii) comply with section 409A of the Internal Revenue Code;

Now, Therefore, the Plan set forth below is hereby adopted effective January 1, 2007:

1.	Purpose of the Plan.

The purpose of the Plan is to promote the interests of HR and its stockholders by strengthening HR’s ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of HR largely depend; to offer such personnel additional incentives to put forth maximum efforts for the success of the business; and to afford them an opportunity to acquire a proprietary interest in HR through stock ownership and other performance-based rights.

2.	Definitions.

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Award” means an award of a Restricted Stock Award, Performance Award or Restricted Stock Unit under the Plan.

“Award Agreement” means an agreement entered into between HR and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Base Salary” means, with respect to each Participant for a Plan Year, the base rate of compensation paid to a Participant by the Company for the Plan Year and excludes all other forms of compensation such as benefits, pension contributions and other cash payments, but does not exclude employee or employer contributions which are based upon an employee’s deferral of compensation, such as a nonqualified deferred compensation arrangement or a cash or deferred arrangement under section 401(k) of the Code, or any elective reduction of Base Salary pursuant to Article 9 herein.

“Board” means the Board of Directors of HR.

“Change in Control” shall have the meaning specified in Article 10 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the compensation committee of the Board, subject to the provisions of Article 4 hereof.

“Common Stock” means the common stock, $.01 par value per share, of HR.

“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

“Disability” means a condition that results in a Participant (i) being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result indeath or can be expected to last for a continuous period of not less than 12 months, or (ii) receiving income replacement benefits for a period of not less than three months under any accident and health plan covering employees of HR by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Eligible Person” means any person who is an Employee of HR or any of its Subsidiaries and any director, consultant or other independent contractor providing services to HR or a Subsidiary.

“Employee” means any person who is employed as a common law employee.

“Exchange Act” means the Securities and Exchange Act of 1934.

“Fair Market Value” means, on any given date, the applicable description below (unless the Committee determines in good faith that the fair market value of the Common Stock is otherwise):

(i) So long as the Common Stock is traded on the New York Stock Exchange or the NASDAQ Stock Market, another NASDAQ automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be the price of the last reported sale of the Common Stock on such exchange or system with respect to the date for which Fair Market Value is being determined.

(ii) If the Common Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee or the Board in a manner consistent with sections 409A and 422 of the Code, as applicable.

“HR” means Healthcare Realty Trust Incorporated and its successors.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Award” means an Award under Article 7 hereof entitling a Participant to a payment based on the Fair Market Value of a share of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) at the end of a performance period (“Performance Period”) upon the satisfaction of conditions specified in the Award.

“Plan” means the Healthcare Realty Trust Incorporated 2007 Employees Stock Incentive Plan as set forth herein, as it may be amended from time to time.

“Restricted Stock Award” means an Award under Article 6 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

“Restricted Stock Unit” means an Award under Article 8 hereof entitling a Participant to a payment of Common Stock at the completion of a vesting or performance period.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by HR, or any other affiliate of HR that is so designated, from time to time, by the Committee.

3.	Shares of Common Stock Subject to the Plan.

3.1.  Number of Shares.  Subject to the following provisions of this Article 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 2,390,272 shares of Common Stock. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by HR. To the extent that an Award is forfeited, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan.

3.2.  Adjustments.  If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Committee shall cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 3.1 hereof, (ii) the number and kind of shares of Common Stock, share units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance targets or goals applicable to any outstanding Performance Awards to the extent such performance targets or goals are expressed as amounts per share, or (v) any other terms of an Award that are affected by such an event.

4.	Administration of the Plan.

4.1.  Committee Members.  The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

4.2  Delegatory Authority.  Notwithstanding anything herein to the contrary, the Committee may delegate responsibility for granting Awards and otherwise administering the Plan with respect to Eligible Persons to one or more different subcommittees consisting of one or more members of the Committee.

4.3.  Discretionary Authority.  Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

5.	Award Eligibility, Features and Restrictions.

5.1.  Terms of Awards.  All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. An Award may be evidenced by an Award Agreement between HR and the Participant that shall include such terms and conditions (consistent with the Plan) as the Committee may determine; provided, however, that failure to issue an Award Agreement shall not invalidate an Award. An Award Agreement may also be reflected in the Committee minutes or a letter from the Committee to the Participant.

5.2.  Rights as Stockholder.  Unless otherwise stated in an Award Agreement, a Participant will at the time an Award is granted have all rights of a stockholder with respect to any shares of Common Stock that are transferred pursuant to a Performance Award or Restricted Stock Award. Such rights include the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. A Participant shall not have stockholder rights until shares of Common Stock are transferred upon the vesting of Restricted Stock Units or upon the payment of any shares of Common Stock associated with the award of Performance Units. Except as provided in Section 3.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights until a Participant has become a stockholder with respect to an Award.

5.3.  Issuance and Delivery of Shares.  Shares of Common Stock that are transferred or become transferable pursuant to an Award shall be issued as specified in this Section 5.3, but subject to the restrictions specified herein and/or in an Award Agreement.

(a) Date of Issuance.  Shares of Common Stock to be issued pursuant to an Award shall be delivered to Participants by HR (or its transfer agent) as soon as administratively feasible after (i) a Participant receives a Restricted Stock Award or Performance Award, or the vesting of Restricted Stock Units, and (ii) all conditions for transfer of Stock specified in an Award have occurred; provided, however, that HR may condition the delivery of shares on the Participant’s execution of any applicable stockholder agreement or agreement described in paragraph (d) of this Section 5.3 that HR requires at the time of exercise; and provided, further, that HR may delay the delivery of Stock until all restrictions specified in an Award have lapsed and the Common Stock is no longer subject to a substantial risk of forfeiture. As an alternative to physical delivery, shares may be retained by HR’s transfer agent in book entry form.

(b) Transfer Restrictions.  Common Stock granted under any Restricted Stock or Performance Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under the Award will remain in the physical custody of HR or an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Award being forfeited and returned to HR, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under an Award bear a legend making appropriate reference to the restrictions imposed.

(c) Securities Law Compliance.  Notwithstanding anything herein to the contrary, no Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which HR’s shares may be listed. HR shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock issued pursuant to this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

(d) Representations by Participants.  As a condition to the receipt of or the transfer of Common Stock pursuant to an Award, HR may require a Participant to represent and warrant at the time that the shares are being acquired only for investment and without any present intention to sell or distribute such shares. At the option of HR, a stop transfer order against any shares of stock may be placed on the official stock books and records of HR, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for HR) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate HR or any Subsidiary to undertake registration of Common Stock hereunder.

6.	Restricted Stock Awards.

6.1.  Grant of Restricted Stock Awards.  A Restricted Stock Award represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. Forfeiture conditions may be performance- or nonperformance-based, or a combination thereof, in the sole discretion of the Committee. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price.

6.2.  Vesting Requirements.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with HR or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion.

7.	Performance Awards.

7.1.  Grant of Performance Awards.  Performance Awards granted by the Committee shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in dollars (Performance Units). At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more Performance Periods and performance goals to be achieved during the applicable Performance Periods, the target unit value or range of unit values to be achieved, as well as such other restrictions and conditions as the Committee deems appropriate. Each Performance Award shall specify the formula for determining the payment that a Participant may receive upon the satisfaction of conditions specified in the Award during the Performance Period. No Performance Period shall exceed ten years from the date the Award is granted. The performance goals may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.

7.2.  Payment of Performance Awards.  At the end of the Performance Period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the Performance Period.

7.3.  Termination of Employment.  Unless the Committee determines otherwise, if the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death or Disability, the Performance Units then held by the Participant shall terminate. Unless the Committee determines otherwise, in the case of termination of employment by reason of death or Disability of a Participant prior to the expiration of the Performance Period, then all Performance Units which are potentially available under an outstanding Award and which have not been issued shall be fully vested in, paid and issued to Participant or, in the case of Participant’s death, shall be vested in, paid and issued to Participant’s estate, as of the date of the Participant’s death.

7.4.  Designation of Beneficiary.  Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to receive payments under a Performance Unit is to be paid in case of the Participant’s death before receiving any or all such payment. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by HR and shall be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

8.	Restricted Stock Units.

8.1.  Grant of Restricted Stock Units.  A Restricted Stock Unit is a right to receive a number of shares of Common Stock upon the achievement of performance or other conditions that are stated in the Award. A Restricted Stock Unit shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Restricted Stock Unit, and/or performance conditions, and the maximum value of the Restricted Stock Unit, if any. No vesting period shall exceed ten years from the Date of Grant.

8.2.  Payment of Restricted Stock Units.  A Participant shall be entitled to payment on the vesting date or dates provided in an Award and shall receive shares of Common Stock as Restricted Stock Units become vested, as stated in the terms of the Award.

9.	Elective Restricted Stock Awards.

9.1.  Acquisition Shares.  Each year, Participants designated by the Committee may (i) elect to reduce Base Salary for the subsequent year (the “Reduction Year”) by a percentage amount to be applied to the acquisition of Restricted Stock (“Acquisition Shares”) and (ii) receive an Award based upon a multiple of the Acquisition Shares determined by the restriction period selected by the Participant (the “Restriction Multiple”). The minimum and maximum percentage of Base Salary that a Participant may elect to be reduced and applied to Acquisition Shares shall be determined by the Committee. The amount determined by the elected percentage of Base Salary shall be divided by the Fair Market Value of the Company’s stock to determine the number of Acquisition Shares. The amount of Base Salary applied to the acquisition of Restricted Stock shall reduce Base Salary of the Participant for the Reduction Year.

9.2.  Restriction Multiple.  The Restriction Multiple shall be determined by Participant’s selection of a restriction period. The Restriction Multiple and restriction period shall be established by the Committee in its sole discretion.

9.3.  Election Notice.  Each Participant must deliver written notice of Participant’s election to obtain an Award pursuant to this Article 9 to the Director of Human Resources of HR, or other person appointed by the Committee, prior to the end of the last business day before the beginning of the Reduction Year. The notice shall contain the percentage reduction in Base Salary and the restriction period selected by the Participant. Unless otherwise approved by the Director of Human Resources of HR, this election shall be irrevocable by the Participant.

9.4.  The Award.  The product of the Restriction Multiple multiplied by the Acquisition Shares shall be the number of shares constituting an Award pursuant to this Section 9.4. Awards determined pursuant to this Section 9.4 shall be delivered to each Participant as soon as administratively feasible, but generally prior to the record date for payment of the dividend declared in January of the Reduction Year. Each Participant must be an Employee at the date of delivery of the Award to receive the Award.

10.	Change in Control.

10.1.  Effect of Change in Control.  Unless stated otherwise in an Award Agreement, the provisions of this Article 10 will apply to outstanding Awards at the time of a Change in Control to the extent of rights under such Awards that have not been previously forfeited. The surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or substitute similar equity and incentive awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 10.1) for those outstanding under the Plan.

(a) In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, does not assume such Awards and does not substitute similar awards for those outstanding under the Plan, then all Awards outstanding shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited.

(b) In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, assumes Awards outstanding under the Plan at the time of the Change in Control, or substitutes Awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Article 10 for those outstanding under the Plan), and the employment of a Participant is terminated without Cause or for Good Reason within 18 months after the effective date of the Change in Control event, all Awards held by such Participant shall become fully vested to the extent not previously forfeited. The terms “Cause” and “Good Reason” shall have the same meanings as the same or similar terms in any written employment agreement between the Participant and HR or Subsidiary or as specified in an Award Agreement. In the absence of such a written agreement, such terms shall be defined as follows for purposes of this Section 10.1:

(1) “Cause” means involuntary termination of employment due to: (i) conviction of a crime of moral turpitude that adversely affects the reasonable business interests of HR, (ii) commission of an act of fraud, embezzlement, or material dishonesty against HR or any Subsidiary, or (iii) intentional neglect of the responsibilities of employment, and such neglect remains uncorrected for more than 30 days following written notice from HR detailing the acts of neglect.

(2) “Good Reason” means voluntary termination of employment by the Participant because the terms of employment are modified so that the position is not substantially equivalent to the position held immediately prior to the time of the Change in Control. A position is “substantially equivalent” if it is the same or better than the position to which it is being compared. A position is not substantially equivalent unless (i) the cash compensation offered is the same or higher than that earned immediately prior to the Change in Control, (ii) deferred compensation, incentive and equity compensation, and health and welfare benefits are, in the aggregate, similar to those provided immediately prior to the Change in Control, (iii) the duties are similar to the duties performed prior to the Change in Control; and (iv) the position does not require the Participant to relocate or to commute more than 30 miles each way to the place of employment. The Participant’s right to voluntarily terminate employment for “Good Reason” expires 180 days after beginning employment in the position that is not “substantially equivalent” to the Participant’s prior position.

10.2.  Definition of Change in Control.  For purposes hereof, a “Change in Control” means the occurrence of any of the following events:

(a) a dissolution or liquidation of HR;

(b) a reorganization, merger or consolidation of HR in which HR is not the surviving organization;

(c) the sale of all or substantially all of the assets of HR;

(d) a pending or threatened takeover bid or tender offer pursuant to which 10% or more of the outstanding securities of HR is acquired, whether or not deemed a tender offer under applicable state or federal laws; or

(e) an acquisition (other than directly from HR) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act (“Beneficial Ownership”), of voting securities of HR (the “Voting Securities”) by any person, individual, entity or group, within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (each, a “Person”), immediately following which such Person has Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities.

Notwithstanding the foregoing, to the extent necessary to satisfy section 409A of the Code, an event will not constitute a Change in Control unless it constitutes a change in the ownership or effective control of HR, or in the ownership of a substantial portion of the assets of HR, as described in section 409A of the Code and the regulations thereunder.

11.	General Provisions.

11.1.  No Assignment or Transfer; Beneficiaries.  Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified under an Award following the Participant’s death.

11.2.  Deferrals of Payment.  Notwithstanding any other provisions of the Plan, the Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Such deferrals are also subject to any additional requirements of section 409A of the Code.

11.3.  Employment or Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, HR or any Subsidiary.

11.4.  Tax Withholding.  Upon any taxable event that occurs with respect to the grant, exercise or lapse of restrictions with respect to an Award, or otherwise, the Participant shall, upon notification of the amount due and as a condition to exercise of an Award, pay to HR amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to HR for such requirements. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

11.5.  Unfunded Plan.  The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by HR with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of HR payable solely from the general assets of HR, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of HR by virtue of this Plan, except as a general unsecured creditor of HR. Notwithstanding the foregoing, HR shall have the right to implement or set aside funds in a grantor trust, subject to the claims of HR’s creditors, to discharge its obligations under the Plan.

11.6.  Other Compensation and Benefit Plans.  This Plan supersedes the 2003 Plan and controls all outstanding awards under that Plan. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for HR or any Subsidiary, nor shall the Plan preclude HR from establishing any other forms of stock incentive or other compensation for employees of HR or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

11.7.  Plan Binding on Transferees.  The Plan shall be binding upon HR, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

11.8.  Construction and Interpretation.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

11.9.  Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11.10.  Governing Law.  The validity and construction of the Plan and of the Award Agreements shall be governed by the laws of the State of Maryland.

12.	Effective Date, Termination and Amendment.

12.1.  Effective Date; Stockholder Approval.  The Effective Date of this Plan is January 1, 2007, subject to the approval of the Company’s stockholders.

12.2.  Termination.  The Plan shall continue until terminated by the Board in its sole discretion. No termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

12.3.  Amendment.  The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of HR’s stockholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 3.1 hereof, (iii) increase the aggregate number of shares of Common Stock that may be granted pursuant to Restricted Stock Awards, Performance Awards and Restricted Stock Units in accordance with Section 3.1 hereof, or (iv) require approval of HR’s stockholders under the listing requirements of the New York Stock Exchange or the exchange or trading system through which Common Stock may be listed or traded at the time of the amendment. Notwithstanding anything to the contrary herein, the Board may amend the Plan without further consent or approval to the extent necessary under section 409A of the Code so that Awards issued hereunder will effectively defer compensation in the manner contemplated under each respective Award.

1188-PS-07

Healthcare Realty Trust Incorporated

COMMON STOCK PROXY
HEALTHCARE REALTY TRUST INCORPORATED
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints David R. Emery and John M. Bryant, Jr., and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 15, 2007, at 10:00 a.m., and at any adjournment thereof.

This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (a) FOR the election as directors of the nominees named below and (b) FOR the approval of the Healthcare Realty Trust Incorporated 2007 Employees Stock Incentive Plan and (c) FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors, and (d) in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

1.  Election of Class 2 Directors.

Nominees: Marliese E. Mooney, Edwin B. Morris III and John Knox Singleton

☐ FOR ALL NOMINEES (except as marked to the contrary)	☐ WITHHOLD FROM ALL NOMINEES

(Continued and to be dated and signed on reverse side)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)
2.  To act on a proposed Healthcare Realty Trust Incorporated 2007 Employees Stock Incentive Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN
3.  Proposal to ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Date: _ _

Signature _ _

IMPORTANT
Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.